Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Liberty Media Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

April 2, 2007

Dear Stockholder:

        The 2007 annual meeting of stockholders of Liberty Media Corporation will be held at 8:30 a.m., local time, on May 1, 2007 at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, Tel. No. (303) 925-0004. At the annual meeting, you will be asked to consider and vote on the following:

  •
  the incentive plan proposal, a proposal to adopt the Liberty Media Corporation 2007 Incentive Plan;

  •
  the election of directors proposal, a proposal to elect Robert R. Bennett, Paul A. Gould and John C. Malone to serve as Class III members of our board of directors until our 2010 annual meeting of stockholders;

  •
  the auditors ratification proposal, a proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2007; and

  •
  any proposals to transact other business as may properly come before the annual meeting.

        This document describes the annual meeting, the enumerated proposals and related matters. Our board of directors has approved each of the enumerated proposals and recommends that you vote FOR each of them.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it as promptly as possible in the accompanying postage paid return envelope. Alternatively, you may submit your proxy over the Internet or telephonically. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting. It will not, however, prevent you from later revoking your proxy or changing your vote at the meeting.

        Thank you for your continued support and interest in our company.

                      Very truly yours,

                      Gregory B. Maffei
                      President and Chief Executive Officer

This proxy statement is dated April 2, 2007 and is first being mailed on or about that date to our stockholders of record as of 5:00 p.m., New York City time, on March 28, 2007.

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on May 1, 2007

        NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Liberty Media Corporation to be held at 8:30 a.m., local time, on May 1, 2007, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, Tel. No. (303) 925-0004, to consider and vote on the following:

  1.
  A proposal to approve the Liberty Media Corporation 2007 Incentive Plan (the incentive plan proposal);

  2.
  A proposal to elect Robert R. Bennett, Paul A. Gould and John C. Malone to serve as Class III members of our board of directors until the 2010 annual meeting of stockholders (the election of directors proposal);

  3.
  A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2007 (the auditors ratification proposal); and

  4.
  Any other business as may properly come before the annual meeting.

        Holders of record of our Series A Liberty Capital Common Stock, par value $0.01 per share, Series B Liberty Capital Common Stock, par value $0.01 per share, Series A Liberty Interactive Common Stock, par value $0.01 per share, and Series B Liberty Interactive Common Stock, par value $0.01 per share, outstanding as of 5:00 p.m., New York City time, on March 28, 2007, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices for review by our stockholders, for any purpose germane to the annual meeting, for at least 10 days prior to the annual meeting.

        We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.

        Our board of directors has approved each of the enumerated proposals and recommends that you vote FOR each of them.

i

        YOUR VOTE IS IMPORTANT.    We urge you to vote as soon as possible by telephone, Internet or mail.

        By order of the board of directors,

Charles Y. Tanabe Executive Vice President, General Counsel and Secretary

Englewood, Colorado
April 2, 2007

Please execute and return the enclosed proxy promptly, whether or not you intend to be present at the annual meeting.

ii

TABLE OF CONTENTS

PROXY STATEMENT
Quorum
Who May Vote; Record Date
Votes You Have
Recommendation of Our Board of Directors
Votes Required
Shares Outstanding
Number of Holders
Voting Procedures for Record Holders
Voting Procedures for Shares Held in Street Name
Revoking a Proxy
Solicitation of Proxies
Other Matters to Be Voted on at the Annual Meeting
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
Security Ownership of Management
Changes in Control
PROPOSALS OF OUR BOARD
PROPOSAL 1—THE INCENTIVE PLAN PROPOSAL
Liberty Media Corporation 2007 Incentive Plan
U.S. Federal Income Tax Consequences of Awards Granted under the Incentive Plan
New Plan Benefits
Vote and Recommendation
PROPOSAL 2—THE ELECTION OF DIRECTORS PROPOSAL
Board of Directors
Nominees for Election as Directors
Directors Whose Term Expires in 2008
Directors Whose Term Expires in 2009
Vote and Recommendation
PROPOSAL 3—THE AUDITORS RATIFICATION PROPOSAL
Audit Fees and All Other Fees
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Vote and Recommendation
CONCERNING MANAGEMENT
Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Code of Ethics
Director Independence
Committees of the Board of Directors
Compensation Committee Report
Audit Committee Report
Board Meetings
Stockholder Communication with Directors
Executive Sessions
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Nonqualified Deferred Compensation Plans
Potential Payments Upon Termination or Change-in-Control
Compensation of Directors
Director Compensation Table
Equity Compensation Plan Information
STOCKHOLDER PROPOSALS
ADDITIONAL INFORMATION

iii

LIBERTY MEDIA CORPORATION
a Delaware corporation

12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

PROXY STATEMENT
For Annual Meeting of Stockholders

        We are furnishing this proxy statement in connection with the board of directors' solicitation of proxies for use at our 2007 Annual Meeting of Stockholders to be held at 8:30 a.m., local time, on May 1, 2007, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, Tel No. (303) 925-0004, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and approve the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A Liberty Capital Common Stock, par value $0.01 per share (LCAPA), Series B Liberty Capital Common Stock, par value $0.01 per share (LCAPB), Series A Liberty Interactive Common Stock, par value $0.01 per share (LINTA), and Series B Liberty Interactive Common Stock, par value $0.01 per share (LINTB). We refer to LCAPA, LCAPB, LINTA and LINTB collectively as our common stock.

ANNUAL MEETING; PROXIES

Quorum

        In order to carry on the business of the annual meeting, a quorum of stockholders must be present. This means that at least a majority of the aggregate voting power represented by the outstanding shares of our common stock must be represented at the annual meeting, either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on one or more of the proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) nevertheless will be treated as present for purposes of determining the presence of a quorum.

Who May Vote; Record Date

        Holders of LCAPA, LCAPB, LINTA and LINTB, as recorded in our stock register as of 5:00 p.m., New York City time, on March 28, 2007 (which is the record date for the annual meeting), may vote at the annual meeting or at any adjournment or postponement thereof.

Votes You Have

        At the annual meeting:

  •
  holders of LCAPA will have one vote per share;

  •
  holders of LINTA will have one vote per share;

  •
  holders of LCAPB will have ten votes per share; and

  •
  holders of LINTB will have ten votes per share;

in each case, that our records show they owned as of the record date. Holders of all series of our common stock will vote together as a single class.

Recommendation of Our Board of Directors

        Our board of directors has approved the incentive plan proposal, the election of directors proposal and the auditors ratification proposal and recommends that you vote FOR each of them.

Votes Required

        Approval of each of the incentive plan proposal and the auditors ratification proposal requires the affirmative vote of the holders of at least a majority of the combined voting power of the shares of our common stock outstanding on the record date that are present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

        Approval of the election of directors proposal requires a plurality of the affirmative votes of the shares of our common stock outstanding on the record date, voting together as a single class, that are voted in person or by proxy at the annual meeting. This means that the three nominees will be elected if they receive more affirmative votes than any other person.

Shares Outstanding

        As of January 31, 2007, an aggregate of 134,503,546 shares of LCAPA, 6,014,680 shares of LCAPB, 622,365,227 shares of LINTA and 29,971,039 shares of LINTB were outstanding and would have been entitled to vote at the annual meeting if January 31, 2007 had been the record date for the annual meeting. No other shares of our capital stock are currently outstanding.

Number of Holders

        We expect there to be, as of the record date, approximately 68,000 and less than 1,000 beneficial holders of LCAPA and LCAPB, respectively, and approximately 74,000 and less than 1,000 beneficial holders of LINTA and LINTB, respectively.

Voting Procedures for Record Holders

        Holders of record of our common stock as of the record date may vote in person at the annual meeting. Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card that is being included with the mailing of this proxy statement, or by voting by telephone or over the Internet. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described below and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting. To submit a written proxy by mail, you should complete, sign, date and mail the proxy in accordance with its instructions.

        If any other matters are properly presented at the annual meeting, the persons you choose as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise on your proxy.

        If a proxy is signed and returned by a record holder without indicating any voting instructions, the shares of our common stock represented by the proxy will be voted FOR the approval of each of the proposals.

        If you submit a proxy card on which you indicate that you abstain from voting, it will have no effect on the election of directors proposal and will have the same effect as a vote AGAINST the incentive plan proposal and the auditors ratification proposal.

Voting Procedures for Shares Held in Street Name

        If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of our common stock or when granting or revoking a proxy.

        Shares represented by broker non-votes will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares present and entitled to vote on the proposals. Broker non-votes will have no effect on any of the proposals.

Revoking a Proxy

        Before your proxy is voted, you may change your vote by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, c/o Computershare Trust Company, N.A. P.O. Box 43102 Providence RI 02940. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting.

        Your attendance at the annual meeting will not, by itself, revoke your proxy.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote.

Solicitation of Proxies

        The accompanying proxy for the annual meeting is being solicited on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Other Matters to Be Voted on at the Annual Meeting

        The board of directors is not currently aware of any business to be acted on at the annual meeting other than that which we have described in this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons you choose as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise on your proxy.

        One matter that could come to a vote at the annual meeting is a proposal to adjourn or postpone the meeting. The persons you choose as proxies will have discretion to vote on any adjournment or postponement of the annual meeting, other than an adjournment or postponement for the purpose of soliciting additional proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning shares of our common stock beneficially owned by each person or entity (excluding any of our directors and executive officers) known by us to own more than five percent of the outstanding shares of any series of our common stock.

        The security ownership information is given as of January 31, 2007, and, in the case of percentage ownership information, is based upon (1) 134,503,546 LCAPA shares, (2) 6,014,680 LCAPB shares, (3) 622,365,227 LINTA shares and (4) 29,971,039 LINTB shares, in each case, outstanding on that date.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class		Voting Power
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	LCAPA LCAPB LINTA LINTB	7,174,145 — 35,870,725 —	(1) (2)	5.3 — 5.8 —	% %	3.9%
Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	LCAPA LCAPB LINTA LINTB	12,607,617 — 69,476,779 —	(3) (4)	9.4 — 11.2 —	% %	7.4%

(1)
The number of shares of LCAPA is based upon the Schedule 13G, dated February 6, 2006, filed by Capital Research and Management Company with respect to the Series A common stock of our predecessor issuer Liberty Media LLC (formerly named Liberty Media Corporation (Old Liberty)). Such figures included in the Schedule 13G have been adjusted to reflect the issuance of our common stock in connection with the May 9, 2006 restructuring of Old Liberty, pursuant to which we became the new publicly traded parent company of Old Liberty and all of the outstanding shares of Old Liberty common stock were exchanged for shares of our common stock (the Restructuring). Capital Research, an investment adviser, is deemed to be the beneficial owner of 7,174,145 shares of LCAPA, as a result of acting as investment adviser to various investment companies, but disclaims beneficial ownership pursuant to Rule 13d-4. The Schedule 13G states that Capital Research has sole voting power over 2,241,395 shares of LCAPA.

(2)
The number of shares of LINTA is based upon the Schedule 13G, dated February 6, 2006, filed by Capital Research and Management Company with respect to the Series A common stock of Old Liberty. Such figures included in the Schedule 13G have been adjusted to reflect the issuance of our common stock in connection with the Restructuring. Capital Research, an investment adviser, is deemed to be the beneficial owner of 35,870,725 shares of LINTA, as a result of acting as investment adviser to various investment companies, but disclaims beneficial ownership pursuant to Rule 13d-4. The Schedule 13G states that Capital Research has sole voting power over 11,206,975 shares of LINTA.

(3)
The number of shares of LCAPA is based upon the Schedule 13G, dated February 6, 2007, filed by Southeastern Asset Management, Inc., an investment adviser, and O. Mason Hawkins, Chairman of the Board and CEO of Southeastern, with respect to shares of LCAPA. All of the 12,607,617 shares of LCAPA covered by the Schedule 13G are owned by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. Mr. Hawkins could be deemed to be a controlling person of Southeastern but disclaims the existence of such control. Mr. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G.

  Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G pursuant to Rule 13d-4. The Schedule 13G states that Southeastern has sole voting power over 7,503,595 shares of LCAPA, shared voting power over 4,038,172 shares of LCAPA and no voting power over 1,065,850 shares of LCAPA.

(4)
The number of shares of LINTA is based upon the Amendment No. 1 to Schedule 13G dated February 6, 2007, filed by Southeastern Asset Management, Inc., an investment adviser, and O. Mason Hawkins, Chairman of the Board and CEO of Southeastern, with respect to shares of LINTA. All of the 69,476,779 shares of LINTA common stock covered by the Schedule 13G/A are owned by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. Mr. Hawkins could be deemed to be a controlling person of Southeastern but disclaims the existence of such control. Mr. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G/A. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G/A pursuant to Rule 13d-4. The Schedule 13G/A states that Southeastern has sole voting power over 40,677,163 shares of LINTA, shared voting power over 22,584,666 shares of LINTA and no voting power over 6,214,950 shares of LINTA.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of our directors and each of our executive officers and by all of our directors and executive officers as a group of shares of LCAPA, LCAPB, LINTA and LINTB. The security ownership information is given as of January 31, 2007, and, in the case of percentage ownership information, is based upon (1) 134,503,546 LCAPA shares, (2) 6,014,680 LCAPB shares, (3) 622,365,227 LINTA shares and (4) 29,971,039 LINTB shares, in each case outstanding on that date.

        Shares of restricted stock that have been granted pursuant to our equity incentive plans are included in the outstanding share numbers provided throughout this proxy statement. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after January 31, 2007, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of LCAPB and LINTB, though convertible on a one-for-one basis into shares of LCAPA and LINTA, respectively, is reported as beneficial ownership of LCAPB and LINTB only, and not as beneficial ownership of LCAPA or LINTA. So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the following persons includes interests in shares held by our defined contribution 401(k) plan (the Liberty 401(k) Savings Plan) as of January 31, 2007. The shares held by the trustee of the Liberty 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series		Voting Power
		(In thousands)
John C. Malone Chairman of the Board	LCAPA LCAPB LINTA LINTB	807 5,964 3,999 29,820	(1)(2)(3)(4)(5)(6) (1)(5)(7) (1)(2)(3)(4)(5)(6) (1)(5)(7)	* 90.1 * 90.4	% %	31.5%

Robert R. Bennett Director	LCAPA LCAPB LINTA LINTB	291 834 1,453 4,170	(2)(5)(8) (5)(8) (2)(5)(8) (5)(8)	* 12.2 * 12.2	% %	4.4%
Donne F. Fisher Director	LCAPA LCAPB LINTA LINTB	16 30 81 149	(5) (5)	* * * *		*
Paul A. Gould Director	LCAPA LCAPB LINTA LINTB	76 30 401 150	(5) (5)	* * * *		*
Gregory B. Maffei Director, President and Chief Executive Officer	LCAPA LCAPB LINTA LINTB	86 — 493 —	(2)(4)(5) (2)(4)(5)	* * * *		*
David E. Rapley Director	LCAPA LCAPB LINTA LINTB	2 — 10 —	(5) (5)	* * * *		*
M. LaVoy Robison Director	LCAPA LCAPB LINTA LINTB	2 — 10 —	(5) (5)	* * * *		*
Larry E. Romrell Director	LCAPA LCAPB LINTA LINTB	13 — 65 —	(5) (5)	* * * *		*
Charles Y. Tanabe Executive Vice President, Secretary and General Counsel	LCAPA LCAPB LINTA LINTB	140 — 688 —	(2)(4)(5)(9) (2)(4)(5)(9)	* * * *		*
David J.A. Flowers Senior Vice President and Treasurer	LCAPA LCAPB LINTA LINTB	116 — 574 —	(2)(4)(5) (2)(4)(5)	* * * *		*
Albert E. Rosenthaler Senior Vice President	LCAPA LCAPB LINTA LINTB	49 — 237 —	(2)(4)(5) (2)(4)(5)	* * * *		*

Christopher W. Shean Senior Vice President and Controller	LCAPA LCAPB LINTA LINTB	43 — 206 —	(2)(4)(5) (2)(4)(5)	* * * *		*
All directors and executive officers as a group (12 persons)	LCAPA LCAPB LINTA LINTB	1,639 6,858 8,217 34,290	(2)(3)(4)(5)(6)(8)(10) (2)(5)(7)(8)(10) (2)(3)(4)(5)(6)(8)(10) (2)(5)(7)(8)(10)	1.2 92.0 1.3 92.3	% % % %	34.9%

*
Less than one percent

(1)
Includes 75,252 LCAPA shares, 170,471 LCAPB shares, 376,260 LINTA shares and 852,358 LINTB shares, held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes shares held in the Liberty 401(k) Savings Plan as follows:

	LCAPA	LINTA
John C. Malone	38,405	192,034
Robert R. Bennett	1,720	8,598
Gregory B. Maffei	359	592
Charles Y. Tanabe	491	2,454
David J.A. Flowers	792	3,967
Albert E. Rosenthaler	438	2,194
Christopher W. Shean	914	4,570

Total	43,119	214,409

(3)
Includes 165 LCAPA shares and 825 LINTA shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust.

(4)
Includes restricted shares, none of which are vested, as follows:

	LCAPA	LINTA
John C. Malone	12,672	29,078
Gregory B. Maffei	12,672	29,078
Charles Y. Tanabe	5,805	18,059
David J.A. Flowers	1,871	4,300
Albert E. Rosenthaler	2,152	4,965
Christopher W. Shean	4,286	14,557

Total	39,458	100,037

(5)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options and stock appreciation rights exercisable within 60 days after January 31, 2007.

  Messrs. Malone and Bennett have the right to convert the options to purchase LCAPB shares and LINTB shares into options to purchase LCAPA shares and LINTA shares, respectively.

	LCAPA	LCAPB	LINTA	LINTB
John C. Malone	3,333	604,267	16,665	3,021,336
Robert R. Bennett	101,282	833,993	506,410	4,169,963
Donne F. Fisher	1,650	—	8,250	—
Paul A. Gould	2,088	—	10,438	—
Gregory B. Maffei	72,656	—	363,281	—
David E. Rapley	1,650	—	8,250	—
M. LaVoy Robison	1,650	—	8,250	—
Larry E. Romrell	1,650	—	8,250	—
Charles Y. Tanabe	118,260	—	591,299	—
David J.A. Flowers	92,691	—	463,643	—
Albert E. Rosenthaler	46,026	—	230,127	—
Christopher W. Shean	36,849	—	182,248	—

Total	479,785	1,438,260	2,397,111	7,191,299

(6)
Includes 676,900 shares of LCAPA and 3,384,502 shares of LINTA pledged to Bank of America in connection with a line of credit extended by Bank of America to Mr. Malone.

(7)
In February 1998, in connection with the settlement of certain legal proceedings relative to the Estate of Bob Magness, the late founder and former Chairman of the Board of Old Liberty's former parent company Tele-Communications, Inc. (TCI), TCI entered into a call agreement with Mr. Malone and Mr. Malone's wife. In connection with the acquisition by AT&T Corp. (AT&T) of TCI, TCI assigned to Old Liberty its rights under this call agreement. We succeeded to these rights in the Restructuring. As a result, we have the right, under certain circumstances, to acquire LCAPB shares and LINTB shares owned by the Malones. The call agreement also prohibits the Malones from disposing of their LCAPB shares and LINTB shares, except for certain exempt transfers (such as transfers to related parties or public sales of up to an aggregate of 5% of their shares of LCAPB or LINTB after conversion to shares of LCAPA or LINTA, respectively) and except for a transfer made in compliance with our call rights.

(8)
Includes 62,329 LCAPA shares, 20 LCAPB shares, 311,649 LINTA shares and 100 LINTB shares, owned by Hilltop Investments, Inc. which is jointly owned by Mr. Bennett and his wife, Mrs. Deborah Bennett.

(9)
Includes 153 LCAPA shares and 767 LINTA shares held by Mr. Tanabe's wife, Arlene Bobrow, as to which shares Mr. Tanabe has disclaimed beneficial ownership.

(10)
Includes 75,405 LCAPA shares, 170,471 LCAPB shares, 377,027 LINTA shares and 852,358 LINTB shares, held by relatives of certain directors and executive officers, as to which shares beneficial ownership by such directors and executive officers has been disclaimed.

Ownership of Subsidiary Securities

        Except as described below, none of our executive officers or directors beneficially owns any equity securities of any of our subsidiaries.

        As of January 31, 2007, Mr. Gould beneficially owned 78,910 shares of common stock of TruePosition Inc., representing less than a 1% ownership interest in TruePosition. These shares include 74,421 shares of common stock (as to which shares Mr. Gould disclaims beneficial ownership) owned by Allen & Company LLC, of which Mr. Gould is a Managing Director and Executive Vice President.

Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSALS OF OUR BOARD

        The following proposals will be presented at the annual meeting by our board of directors.

PROPOSAL 1—THE INCENTIVE PLAN PROPOSAL

Liberty Media Corporation 2007 Incentive Plan

        The following is a description of the material provisions of the Liberty Media Corporation 2007 Incentive Plan (the incentive plan). The summary which follows is not intended to be complete, and we refer you to the copy of the incentive plan set forth as Annex I to this proxy statement for a complete statement of its terms and provisions.

        The incentive plan will be administered by our incentive plan committee, which is a subcommittee of the compensation committee of our board of directors. The incentive plan is designed to provide additional remuneration to certain employees and independent contractors for services rendered and to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business. The incentive plan is also intended to (1) attract persons of exceptional ability to become our officers and employees, and (2) induce independent contractors to provide services to us. Employees (including officers and directors) of, and independent contractors providing services to, our company or any of our subsidiaries, will be eligible to participate and may be granted awards under the incentive plan. Awards may be made to any such employee or independent contractor who holds or has held awards under the incentive plan or under any other plan of our company or any of our affiliates. The number of individuals who will receive awards under the incentive plan will vary from year to year and will depend on various factors, such as the number of promotions and our hiring needs during the year, and thus we cannot predict the number of future award recipients.

        Under the incentive plan, the incentive plan committee may grant non-qualified stock options, stock appreciation rights (SARs), restricted shares, stock units, cash awards, performance awards or any combination of the foregoing (collectively, awards). The maximum number of shares of our common stock with respect to which awards may be granted under the incentive plan is 30 million, subject to anti-dilution and other adjustment provisions of the incentive plan. With limited exceptions, no person will be granted in any calendar year awards under the incentive plan covering more than 7.5 million shares of our common stock. In addition, no person may receive payment for cash awards during any calendar year in excess of $10 million.

        The incentive plan is substantially similar to the Liberty Media Corporation 2000 Incentive Plan (As Amended and Restated Effective February 22, 2007, the existing plan). The maximum number of shares of our common stock with respect to which awards could be granted under the existing plan has almost been depleted. Accordingly, the adoption of the incentive plan will enable us to continue to grant incentive awards to eligible recipients.

        Shares of our common stock issuable pursuant to awards made under the incentive plan will be made available from either authorized but unissued shares of our common stock or shares of our common stock that we have issued but reacquired, including shares purchased in the open market. Shares of our common stock that are subject to (i) any award that expires, terminates or is annulled for any reason without having been exercised, (ii) any award of any SARs that is exercised for cash, and (iii) any award of restricted shares or stock units that shall be forfeited prior to becoming vested, will once again be available for issuance under the incentive plan.

        Subject to the provisions of the incentive plan, the incentive plan committee will be authorized to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the incentive plan and to take such other action in connection with or in relation to the incentive plan as it deems necessary or advisable.

        Options.    Non-qualified stock options awarded under the incentive plan will entitle the holder to purchase a specified number of shares of a series of our common stock at a specified exercise price subject to the terms and conditions of the applicable option grant. The exercise price of an option awarded under the incentive plan may be no less than the fair market value of the shares of the applicable series of our common stock as of the day the option is granted. The incentive plan committee will determine, in connection with each option awarded to a holder, (1) the series and number of shares of our common stock subject to the option, (2) the per share exercise price, (3) whether that price is payable in cash, by check, by promissory note, in whole shares of any series of our common stock, by the withholding of shares of our common stock issuable upon exercise of the option, by cashless exercise, or any combination of the foregoing, (4) other terms and conditions of exercise, (5) restrictions on transfer of the option and (6) other provisions not inconsistent with the incentive plan. Options granted under the incentive plan will generally be non-transferable except as permitted by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

        Stock Appreciation Rights.    An SAR awarded under the incentive plan entitles the recipient to receive a payment in stock or cash equal to the excess of the fair market value (on the day the SAR is exercised) of a share of the applicable series of our common stock with respect to which the SAR was granted over the base price specified in the grant. An SAR may be granted to an option holder with respect to all or a portion of the shares of our common stock subject to a related stock option (a tandem SAR) or granted separately to an eligible employee or independent contractor (a free-standing SAR). Tandem SARs are exercisable only at the time and to the extent that the related stock option is exercisable. Upon the exercise or termination of the related stock option, the related tandem SAR will be automatically cancelled to the extent of the number of shares of our common stock with respect to which the related stock option was so exercised or terminated. The base price of a tandem SAR is equal to the exercise price of the related stock option. Free-standing SARs are exercisable at the time and upon the terms and conditions provided in the relevant agreement. The base price of a free-standing SAR may be no less than the fair market value of a share of the applicable series of our common stock as of the day the SAR is granted. SARs granted under the incentive plan will generally be non-transferable, except as permitted by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

        Restricted Shares.    Restricted shares are shares of our common stock, or the right to receive shares of our common stock, that become vested and may be transferred upon completion of the restriction period. The incentive plan committee will determine, and each individual award agreement will provide, (1) whether the restricted shares are issued to the award recipient at the beginning or end of the restriction period, (2) the price, if any, to be paid by the recipient of the restricted shares, (3) whether dividend equivalents will be paid during the restriction period in the event that shares are to be issued at the end of the restriction period, (4) whether dividends or distributions paid with respect to shares issued at the beginning of the restriction period will be retained by us during the restriction period, (5) whether the holder of the restricted shares may be paid a cash amount any time after the shares become vested, (6) the vesting date or vesting dates (or basis of determining the same) for the award and (7) other terms and conditions of the award. Upon the applicable vesting date, all or the applicable portion of restricted shares will vest, any retained distributions or unpaid dividend equivalents with respect to the restricted shares will vest to the extent that the restricted shares related thereto have vested, and any cash amount to be received by the holder with respect to the restricted shares will become payable, all in accordance with the terms of the individual award agreement. The incentive plan committee may permit a holder to elect to defer delivery of any restricted shares that become vested and any related cash payments or dividend equivalents, provided that such deferral elections are made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the Code).

        Stock Units.    The incentive plan committee will be authorized to award units based upon the fair market value of shares of any series of our common stock under the incentive plan. The incentive plan committee has the power to determine the terms, conditions, restrictions, vesting requirements and payment rules for awards of stock units, including whether the holder may elect to defer payment of vested stock units in accordance with Section 409A of the Code.

        Cash Awards.    The incentive plan committee will also be authorized to provide for the grant of cash awards under the incentive plan. A cash award is a bonus paid in cash that may be based upon the attainment of one or more performance goals that have been established by the incentive plan committee, if any. The terms, conditions and limitations applicable to any cash awards will be determined by the incentive plan committee.

        Performance Awards.    At the discretion of the incentive plan committee, any of the above-described awards, including cash awards, may be designated as a performance award. Performance awards are contingent upon performance measures applicable to a particular period, as established by the incentive plan committee and set forth in individual agreements, based upon any one or more of the following business criteria:

  •
  increased revenue;

  •
  net income measures (including income after capital costs and income before or after taxes);

  •
  stock price measures (including growth measures and total stockholder return);

  •
  price per share of our common stock;

  •
  market share;

  •
  earnings per share (actual or targeted growth);

  •
  earnings before interest, taxes, depreciation and amortization (EBITDA);

  •
  economic value added (or an equivalent metric);

  •
  market value added;

  •
  debt to equity ratio;

  •
  cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);

  •
  return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity);

  •
  operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);

  •
  expense measures (including overhead costs and general and administrative expense);

  •
  margins;

  •
  stockholder value;

  •
  total stockholder return;

  •
  proceeds from dispositions;

  •
  total market value; and

  •
  corporate values measures (including ethics compliance, environmental and safety).

        Performance measures may apply to the award recipient, to one or more business units, divisions or subsidiaries of our company or the applicable sector of our company, or to our company as a whole. Goals may also be based on performance relative to a peer group of companies. If the incentive plan committee intends for the performance award to be granted and administered in a manner that preserves the deductibility of the compensation resulting from such award in accordance with Section 162(m) of the Code, the applicable performance goals must be established (1) no later than 90 days after the commencement of the period of service to which the performance goals relate and (2) prior to the completion of 25% of such period of service. The incentive plan committee will have no discretion to modify or waive such performance goals to increase the amount of compensation payable that would otherwise be due upon attainment of the goal, unless the applicable award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant agreement provides for such discretion. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1 million for some executive officers unless the awards meet the requirements for being performance-based.

        Awards Generally.    Awards under the incentive plan may be granted either individually, in tandem or in combination with each other. Where applicable, the securities underlying, or relating to, awards granted under the incentive plan may be shares of LCAPA, LCAPB, LINTA and LINTB, as provided in the relevant grant, which series of common stock had market values of $109.27, $109.80, $24.06 and $24.03, respectively, as of March 29, 2007. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the incentive plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise. At the time an award is granted, the incentive plan committee will determine, and the relevant agreement will provide for, any vesting or early termination, upon a holder's termination of employment with our company, of any unvested options, SARs, stock units or restricted shares and the period during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder's service terminates by reason of death or disability (as defined in the incentive plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder's service for "cause" (as defined in the incentive plan) will result in the immediate termination of all options, SARs and stock units and the forfeiture of all rights to any restricted shares retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder's service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise.

        Adjustments.    The number and kind of shares of our common stock which may be awarded or otherwise made subject to awards under the incentive plan, the number and kind of shares of our common stock covered by outstanding awards and the purchase or exercise price and any relevant appreciation base with respect to any of the foregoing are subject to appropriate adjustment in the discretion of the incentive plan committee, as the incentive plan committee deems equitable, in the event (1) we subdivide the outstanding shares of any series of our common stock into a greater number of shares of such series of common stock, (2) we combine the outstanding shares of any series of our common stock into a smaller number of shares of such series of common stock or (3) there is a stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin off, combination, exchange of shares, warrants or rights offering to purchase any series of our common stock, or any other similar corporate event (including mergers or consolidations other than approved transactions (as defined in the incentive plan)).

        Amendment and Termination.    The incentive plan will terminate on June 30, 2012, unless earlier terminated by the incentive plan committee. The incentive plan committee may suspend, discontinue, modify or amend the incentive plan at any time prior to its termination. However, before an amendment may be made that would adversely affect a participant who has already been granted an award, the participant's consent must be obtained, unless the change is necessary to comply with Section 409A of the Code.

U.S. Federal Income Tax Consequences of Awards Granted under the Incentive Plan

Consequences to Participants

        The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the incentive plan and with respect to the sale of any shares of our common stock acquired under the incentive plan.

Non-Qualified Stock Options; SARs

        Holders will not realize taxable income upon the grant of a non-qualified stock option or a SAR. Upon the exercise of a non-qualified stock option or a SAR, the holder will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price or base price (if any) he or she paid for the shares. The holder will generally have a tax basis in any shares of our common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. The disposition of the shares of our common stock acquired upon exercise of a non-qualified stock option will ordinarily result in capital gain or loss. We are entitled to a deduction in an amount equal to the income recognized by the holder upon the exercise of a non-qualified stock option or SAR.

        Under current rulings, if a holder transfers previously held ordinary shares in satisfaction of part or all of the exercise price of a non-qualified stock option, the holder will recognize income with respect to the shares received, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the non-qualified stock option exercise price. Moreover, that number of shares received upon exercise that equals the number of previously held shares surrendered in satisfaction of the non-qualified stock option will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares surrendered in satisfaction of the non-qualified stock option exercise price. Any additional shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the holder, plus, the amount of ordinary income recognized by the holder with respect to the shares received.

Cash Awards; Stock Units; Restricted Shares

        A holder will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the holder to draw upon it, and we will have a corresponding deduction for federal income tax purposes. A holder will not have taxable income upon the grant of a stock unit but rather will generally recognize ordinary compensation income at the time the holder receives cash in satisfaction of such stock unit or shares of common stock in satisfaction of such stock unit in an amount equal to the fair market value of the shares received, at which time we will have a corresponding deduction for federal income tax purposes.

        Generally, a holder will not recognize taxable income upon the grant of restricted shares, and we will not be entitled to any federal income tax deduction upon the grant of such award. The value of the restricted shares will generally be taxable to the holder as compensation income in the year or years in which the restrictions on the shares of common stock lapse. Such value will equal the fair market value of the shares on the date or dates the restrictions terminate. A holder, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the shares subject to the restricted share award on the date of such grant as compensation income in the year of the grant of the restricted share award. The holder must make such an election pursuant to Section 83(b) of the Code within 30 days after the date of grant. If such an election is made and the holder later forfeits the restricted shares to us, the holder will not be allowed to deduct, at a later date, the amount such holder had earlier included as compensation income. In any case, we will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the holder's income in the year in which that amount is so included.

        A holder who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the holder recognizes income under the rules described above with respect to the cash or the shares of our common stock received pursuant to awards. Dividends that are received by a holder prior to the time that the restricted shares are taxed to the holder under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a holder in the shares of our common stock received will equal the amount recognized by the holder as compensation income under the rules described in the preceding paragraph, and the holder's holding period in such shares will commence on the date income is so recognized.

New Plan Benefits

        Except as otherwise described below, due to the nature of the incentive plan and the discretionary authority afforded the incentive plan committee in connection with the administration thereof, we cannot determine or predict the value, number or type of awards to be granted pursuant to the incentive plan.

        Prior to the date of this proxy statement, we have granted awards under the incentive plan with respect to 400,797 shares of LINTA to certain employees of our wholly-owned subsidiary QVC Inc., which results in 29,599,203 shares of our common stock being available for future grants. The awards made to the QVC employees are subject to the receipt of stockholder approval of the incentive plan proposal at the annual meeting.

Vote and Recommendation

        The affirmative vote of a majority of the voting power of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on this proposal voting together as a single class, is required to approve the incentive plan proposal.

        The board of directors recommends a vote FOR the approval of the Liberty Media Corporation 2007 Incentive Plan.

PROPOSAL 2—THE ELECTION OF DIRECTORS PROPOSAL

Board of Directors

        Our board of directors currently consists of eight directors, divided among three classes. Our Class III directors, whose term will expire at the annual meeting, are Robert R. Bennett, Paul A. Gould and John C. Malone. These directors are nominated for re-election to our board to continue to serve as Class III directors, and we have been informed that each of Messrs. Bennett, Gould and Malone are willing to continue to serve as directors of our company. The term of the Class III directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2010. Our Class I directors, whose term will expire at the annual meeting of our stockholders in the year 2008, are David E. Rapley and Larry E. Romrell. Our Class II directors, whose term will expire at the annual meeting of our stockholders in the year 2009, are Donne F. Fisher, Gregory B. Maffei and M. LaVoy Robison.

        If any nominee should decline re-election or should become unable to serve as a director of our company for any reason before re-election, votes will be cast for a substitute nominee, if any, designated by the board of directors, or, if none is so designated prior to the election, votes will be cast according to the judgment of the person or persons voting the proxy.

        The following lists the three nominees for re-election as directors and the five directors of our company whose term of office will continue after the annual meeting, including the age of each person, the positions with our company or principal occupation of each person, certain other directorships held and the year each person became a director of our company. The number of shares of our common stock beneficially owned by each director, as of January 31, 2007, is set forth in this proxy statement under the caption "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

Nominees for Election as Directors

        Robert R. Bennett:    Age: 48.    A director of our company since May 2006. A director of Old Liberty from September 1994 to May 2006. Chief Executive Officer of Old Liberty from April 1997 to August 2005. President of Old Liberty from April 1997 to February 2006. Previously, Mr. Bennett held various executive positions with Old Liberty since its inception in 1990. Mr. Bennett is also President of Discovery Holding Company (DHC). He is a director of DHC and Sprint Nextel Corporation.

        Paul A. Gould:    Age: 61.    A director of our company since May 2006. A director of Old Liberty from March 1999 to May 2006. Mr. Gould has been a Managing Director and Executive Vice President of Allen & Company LLC, an investment banking services company (Allen & Company), for more than the last five years. Mr. Gould is a director of Ampco-Pittsburgh Corporation, Liberty Global, Inc. (Liberty Global) and DHC.

        John C. Malone:    Age: 66.    Chairman of the Board and a director of our company since March 2006. Chairman of the Board and a director of Old Liberty from 1990 to May 2006. Chief Executive Officer of Old Liberty from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of TCI from November 1996 to March 1999; and Chief Executive Officer of TCI from January 1994 to March 1997. Mr. Malone is Chairman of the Board of Liberty Global, Chairman of the Board and Chief Executive Officer of DHC and a director of The Bank of New York, IAC/InterActiveCorp and Expedia, Inc.

Directors Whose Term Expires in 2008

        David E. Rapley:    Age: 65.    A director of our company since May 2006. A director of Old Liberty from July 2002 to May 2006, having previously served as a director of Old Liberty from

June 1993 to September 1994. Mr. Rapley served as Executive Vice President of Engineering of VECO Corp. Alaska from January 1998 to December 2001. Mr. Rapley is a director of Liberty Global.

        Larry E. Romrell:    Age: 67.    A director of our company since May 2006. A director of Old Liberty from March 1999 to May 2006. Mr. Romrell served as an Executive Vice President of TCI from January 1994 to March 1999. Mr. Romrell is a director of Liberty Global.

Directors Whose Term Expires in 2009

        Donne F. Fisher:    Age: 68.    A director of our company since May 2006. A director of Old Liberty from October 2001 to May 2006. Mr. Fisher has served as President of Fisher Capital Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher served as Executive Vice President of TCI from January 1994 to January 1996 and served as a consultant to TCI, including its successors AT&T Broadband LLC and Comcast Corporation, from 1996 to December 2005.

        Gregory B. Maffei:    Age: 46.    Chief Executive Officer, President and a director of our company since March 2006. Chief Executive Officer and President of Old Liberty since February 2006 and a director of Old Liberty from November 2005 to May 2006. CEO-Elect of Old Liberty from November 2005 through February 2006. Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation from June 2005 until November 2005. Mr. Maffei served as Chairman and Chief Executive Officer of 360networks Corporation from January 2000 until June 2005. Previously, Mr. Maffei was Chief Financial Officer of Microsoft Corporation and Chairman of the Board of Expedia, Inc. Mr. Maffei serves as a director of Electronic Arts, Inc.

        M. LaVoy Robison:    Age: 71.    A director of our company since May 2006. A director of Old Liberty from June 2003 to May 2006. Mr. Robison has been executive director and a board member of The Anschutz Foundation (a private foundation) since January 1998. Mr. Robison is a director of DHC.

Vote and Recommendation

        A plurality of the affirmative votes of the shares of our common stock outstanding on the record date, voting together as a single class, that are voted in person or by proxy at the annual meeting is required to elect Messrs. Bennett, Gould and Malone as Class III members of our board of directors.

        Our board of directors recommends a vote FOR the election of each nominee to our board of directors.

PROPOSAL 3—THE AUDITORS RATIFICATION PROPOSAL

        We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2007.

        Even if the selection of KPMG LLP is ratified, the audit committee of our board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be in the best interests of our company and our stockholders. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2007.

        A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees and All Other Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2006 and 2005, and fees billed for other services rendered by KPMG LLP:

	2006	2005
Audit fees	$5,055,000	4,778,000
Audit related fees(1)	315,000	683,000

Audit and audit related fees	5,370,000	5,461,000
Tax fees(2)	1,100,000	1,324,000

Total fees	$6,470,000	6,785,000

(1)
Audit related fees consist of professional consultations with respect to accounting issues affecting our financial statements, reviews of registration statements and issuance of consents, due diligence related to potential business combinations and audits of financial statements of certain employee benefits plans.

(2)
Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

        Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and does not believe that the provision of such other services is incompatible with KPMG LLP maintaining its independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        On May 5, 2006, our audit committee adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which we collectively refer to as pre-approved services):

  •
  audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with our periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents), (iii) attestations of our management's reports on internal controls and (iv) consultations with management as to accounting or reporting of transactions;

  •
  audit related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of our consolidated financial statements, and (v) closing balance sheet audits related to dispositions; and

  •
  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

        Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is expected to result in fees in excess of $100,000 requires the specific pre-approval of our audit committee. In addition, any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Donne F. Fisher currently serves as the chairman of our audit committee.

        Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

        All services provided by our independent auditor during 2006 were approved in accordance with the terms of the policy.

Vote and Recommendation

        The affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of our common stock outstanding on the record date that are present, in person or by proxy, at the annual meeting and entitled to vote on this proposal, voting together as a single class, is required to approve the auditors ratification proposal.

        Our board of directors recommends a vote FOR the auditors ratification proposal.

CONCERNING MANAGEMENT

Executive Officers

        The following lists the executive officers of our company (other than Gregory B. Maffei, our President and Chief Executive Officer, and John C. Malone, our Chairman of the Board, who also serve as directors of our company and who are listed under "Proposals of Our Board—Proposal 2—The Election of Directors Proposal"), their ages and a description of their business experience, including positions held with our company.

Name	Positions
Charles Y. Tanabe Age: 55	Executive Vice President of our company since January 2007, a Senior Vice President of our company from March 2006 to December 2006, and the Secretary and General Counsel of our company since March 2006. Executive Vice President of Old Liberty since January 2007, a Senior Vice President of Old Liberty from January 1999 to December 2006, the Secretary of Old Liberty since April 2001 and the General Counsel of Old Liberty since January 1999. Mr. Tanabe is also Senior Vice President, Secretary and General Counsel of DHC. Mr. Tanabe is a director of FUN Technologies, Inc.
David J.A. Flowers Age: 52
A Senior Vice President and the Treasurer of our company since March 2006. A Senior Vice President of Old Liberty since October 2000 and Treasurer of Old Liberty since April 1997. Mr. Flowers served as a Vice President of Old Liberty from June 1995 to October 2000. Mr. Flowers is also a Senior Vice President and the Treasurer of DHC.
Albert E. Rosenthaler Age: 47
A Senior Vice President of our company since March 2006. A Senior Vice President of Old Liberty since April 2002. Prior to joining Old Liberty, Mr. Rosenthaler was a tax partner in the accounting firm of Arthur Andersen LLP for more than five years. Mr. Rosenthaler is also a Senior Vice President of DHC.
Christopher W. Shean Age: 41
A Senior Vice President and the Controller of our company since March 2006. A Senior Vice President of Old Liberty since January 2002 and Controller of Old Liberty since October 2000. Mr. Shean served as a Vice President of Old Liberty from October 2000 to January 2002. Mr. Shean is also a Senior Vice President and the Controller of DHC.

        Our executive officers will serve in such capacities until the next annual meeting of our board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.

        During the past five years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

        Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year, or written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with, except that one report covering two transactions was filed late by Christopher W. Shean, one of our executive officers.

Code of Ethics

        We have adopted a code of ethics that applies to all of our employees, directors and officers, which constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at www.libertymedia.com.

Director Independence

        It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with our company. To assist our board of directors in determining which of our directors qualify as independent for purposes of the NASDAQ Stock Market listing standards as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors developed categorical standards of director independence, which we refer to as our criteria for director independence. Under these criteria, a director will be deemed independent if such director:

  •
  is not an employee or member of our management or the management of any of our subsidiaries;

  •
  has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us); for this purpose material relationships can, for example, include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships;

  •
  has no other relationship with us or our subsidiaries that would interfere with the exercise of independent judgment as a director; and

  •
  does not accept any consulting, advisory or other compensatory fee from us, except fees received for services as a director (including fees for serving on a committee of our board of directors).

        In addition, under these criteria, a director will not be deemed independent if such director:

  •
  is, or, during the three years preceding the determination date (which period of three years we refer to as the determination period), was employed by our company or any of our subsidiaries, or has a family member who is or was during the determination period an executive officer of our company or any of our subsidiaries;

  •
  is, or has an immediate family member who is, an executive officer, partner or controlling shareholder of an organization that made payments to or received payments from our company for property or services in the current or any of the past three fiscal years, in an amount which exceeded the greater of $200,000 or 5% of the recipient's consolidated gross revenues for that year, other than payments solely from investments in our securities or payments under non-discretionary charitable contribution matching programs;

  •
  received, or has an immediate family member who received, any payment in excess of $60,000 from our company or any of our subsidiaries during any period of twelve consecutive months within the determination period, other than (a) director and committee fees, (b) payments arising solely from investments in our securities, (c) compensation to an immediate family member who is a non-executive employee of our company or any of our subsidiaries, (d) benefits under a tax-qualified retirement plan, (e) non-discretionary compensation, or (f) certain permitted loans;

  •
  is, or has an immediate family member who is, a current partner of the external auditor of our company or any of our subsidiaries or was a partner or employee with the external auditor of our company or any of our subsidiaries who worked on the audit of our company or any of our subsidiaries at any time during the determination period; or

  •
  is, or during the determination period was, or has a family member who is, or during the determination period was, employed as an executive officer by a company as to which an executive officer of our company serves, or during the determination period served, as a director and member of the compensation committee of such other company.

        Our criteria for director independence can be found, in its entirety, on our website at www.libertymedia.com. In accordance with these criteria, our board of directors has determined that each of Donne F. Fisher, Paul A. Gould, David E. Rapley, M. LaVoy Robison and Larry E. Romrell qualifies as an independent director of our company. In connection with the determination of Mr. Gould's independence, our board considered that Mr. Gould is a Managing Director and Executive Vice President of Allen & Company and that Allen & Company has been retained by Time Warner Inc. (TW) with respect to the proposed sale by TW of certain non-strategic assets. We have been in negotiations with TW to acquire certain of these assets. In considering Mr. Gould's independence, our board noted that we did not retain the services of Allen & Company in connection with the proposed transaction and that we would not pay any fees to Allen & Company if the transaction with TW were to be completed.

Committees of the Board of Directors

Executive Committee

        Our board of directors has established an executive committee, whose members are Paul A. Gould, Gregory B. Maffei and John C. Malone. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.

Compensation Committee

        Our board of directors has established a compensation committee, whose chairman is Paul A. Gould and whose other members are Donne F. Fisher, David E. Rapley, M. LaVoy Robison and Larry E. Romrell. See "—Director Independence" above.

        The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and our other executive officers. The compensation committee also reviews and approves the compensation of all officers of our company at the level of senior vice president or above, including our chief executive officer. For a description of our processes and policies for consideration and determination of executive and director compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see "Executive Compensation—Compensation Discussion and Analysis."

        Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.libertymedia.com.

Compensation Committee Report

        The compensation committee has reviewed and discussed with the company's management the "Compensation Discussion and Analysis" included under "Executive Compensation" below. Based on such review and discussions, the compensation committee recommended to the company's board of directors that the "Compensation Discussion and Analysis" be included in this proxy statement.

Submitted by the Members of the Compensation Committee
Paul A. Gould
Donne F. Fisher
David E. Rapley
M. LaVoy Robison
Larry E. Romrell

Compensation Committee Interlocks and Insider Participation

        No member of the compensation committee is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.

Incentive Plan Committee

        Our board of directors has also established an incentive plan committee, which is a subcommittee of the compensation committee. The members of the incentive plan committee are Donne F. Fisher and Paul A. Gould. The compensation committee has delegated to the incentive plan committee the authority to administer our employee incentive plans.

Nominating and Corporate Governance Committee

        Our board of directors has established a nominating and corporate governance committee, whose members are Donne F. Fisher, Paul A. Gould, David E. Rapley, M. LaVoy Robison and Larry E. Romrell. See "—Director Independence" above.

        The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees our board and management.

        The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such nominations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under "—Stockholder Proposals" below, and contain the following information:

  •
  the proposing stockholder's name and address and documentation indicating the number of shares of our common stock beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

  •
  the candidate's name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate's qualifications, as described below;

  •
  a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board;

  •
  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

  •
  a representation as to whether the proposing stockholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

  •
  a representation that the proposing stockholder intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election; and

  •
  a signed consent of the candidate to serve as a director, if nominated and elected.

        In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

        To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

  •
  independence from management;

  •
  education and professional background;

  •
  judgment, skill, integrity and reputation;

  •
  existing commitments to other businesses as a director, executive or owner;

  •
  personal conflicts of interest, if any; and

  •
  the size and composition of the existing board of directors.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board of directors, it may recommend to the full board that candidate's nomination and election.

        Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director's past attendance at, and participation in, meetings of the board of directors and its committees and the director's formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

        The directors who are nominated for re-election at the annual meeting were approved for nomination by the nominating and corporate governance committee and that nomination was ratified by the entire board of directors.

        Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee, and, as an annex thereto, the criteria for director independence (as described under "—Director Independence" above). This charter and the corporate governance guidelines, including the criteria for director independence, are available on our website at www.libertymedia.com.

Audit Committee

        Our board of directors has established an audit committee, whose chairman is Donne F. Fisher and whose other members are Paul A. Gould, David E. Rapley and M. LaVoy Robison. See "—Director Independence" above.

        Our board of directors has determined that Mr. Robison is as an "audit committee financial expert" under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee's functions include, among other things:

  •
  appointing or replacing our independent auditors;

  •
  reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

  •
  reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

  •
  reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

  •
  reviewing our management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

  •
  reviewing compliance with applicable SEC and stock exchange rules regarding audit committees; and

  •
  preparing a report for our annual proxy statement.

        Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.libertymedia.com.

Audit Committee Report

        Each member of the audit committee is an independent director as determined by the company's board of directors, based on the NASDAQ listing standards and the criteria of director independence adopted by the board of directors. Each member of the audit committee also satisfies the SEC's independence requirements for members of audit committees. M. LaVoy Robison is the company's "audit committee financial expert" under applicable SEC rules and regulations.

        The audit committee reviews the company's financial reporting process on behalf of its board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. The company's independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of the company's audited consolidated financial statements with U.S. generally accepted accounting principles and on management's assessment of the effectiveness of the company's internal control over financial reporting. The company's independent auditor also expresses its own opinion as to the effectiveness of the company's internal control over financial reporting.

        The audit committee has reviewed and discussed with management and KPMG the company's most recent audited consolidated financial statements, as well as management's assessment of the effectiveness of the company's internal control over financial reporting and KPMG's evaluation of the effectiveness of the company's internal control over financial reporting. The audit committee has also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented, including that firm's judgment about the quality of the company's accounting principles, as applied in its financial reporting.

        KPMG has provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the audit committee has discussed with KPMG that firm's independence from the company and its subsidiaries.

        Based on the reviews, discussions and other considerations referred to above, the audit committee recommended to the board of directors of the company that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2006, which was filed on March 1, 2007 with the SEC.

Submitted by the Members of the Audit Committee
Donne F. Fisher
Paul A. Gould
David E. Rapley
M. LaVoy Robison

Section 16 Exemption Committee

        Our board of directors has established a Section 16 exemption committee, whose members are Paul A. Gould and Donne F. Fisher. The Section 16 exemption committee has the authority to approve transactions in our equity securities between our company and our directors or certain of our officers for the purpose of providing an exemption for those transactions under Section 16(b) of the Securities Exchange Act of 1934, as amended.

Other

        Our board of directors, by resolution, may from time to time establish certain other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.

Board Meetings

        During 2006, there were 9 meetings of our full board of directors, 5 meetings of our compensation committee, 6 meetings of our incentive plan committee, 2 meetings of our nominating and corporate governance committee, 6 meetings of our audit committee and no meetings of our Section 16 exemption committee.

Director Attendance at Annual Meetings

        Our board of directors encourages all members of the board to attend each annual meeting of our stockholders. All of our board members attended our 2006 annual meeting of stockholders, other than Paul A. Gould.

Stockholder Communication with Directors

        Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.

Executive Sessions

        In 2006, the independent directors of our company met at 3 regularly scheduled executive sessions without management participation. At the beginning of each session, the independent directors who are present at the session select one independent director to preside over that session. Any interested party who has a concern regarding any matter which it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Liberty Media Corporation, c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Donne F. Fisher, Paul A. Gould, David E. Rapley, M. LaVoy Robison and Larry E. Romrell.

EXECUTIVE COMPENSATION

        Throughout this section (and except where otherwise expressly noted), we do not distinguish between our company and our predecessor, Old Liberty. Similarly, we do not distinguish between actions taken by our compensation or incentive plan committees and those taken by Old Liberty's compensation and incentive plan committees.

        This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to:

  •
  John C. Malone, who served as Old Liberty's Chief Executive Officer during January and February 2006 and has served as our Chairman of the Board since March 2006;

  •
  Gregory B. Maffei, who has served as Old Liberty's Chief Executive Officer since February 2006 and our Chief Executive Officer since March 2006;

  •
  Robert R. Bennett, who served as Old Liberty's President during January and February 2006 (and for whom disclosure would have been required but for the fact that he was not serving as an executive officer at the end of 2006);

  •
  David J.A. Flowers, who serves as Old Liberty's principal financial officer and has served as our principal financial officer since March 2006; and

  •
  Charles Y. Tanabe, Albert R. Rosenthaler and Christopher W. Shean, our three other most highly compensated executive officers at the end of 2006.

We collectively refer to these persons as our named executive officers.

Compensation Discussion and Analysis

Compensation Overview; Philosophy

        The compensation committee of our board of directors has responsibility for establishing, implementing and regularly monitoring adherence to our compensation philosophy. That philosophy seeks to align the interests of our company's named executive officers with those of our stockholders, with the ultimate goal of appropriately motivating and rewarding our executives in an effort to increase stockholder value. To that end, the compensation packages provided to the named executive officers include both cash and stock-based incentive compensation, with stock-based compensation more heavily weighted than cash.

        The compensation committee seeks to formulate a compensation package for each named executive officer that is commensurate with the responsibilities and proven performance of that executive, and that is competitive relative to the compensation packages paid to similarly situated executives at companies that we view to be within our peer group of companies. The compensation committee also believes that compensation packages should assist our company in attracting key executives critical to our long-term success.

        The compensation committee did not retain a compensation consultant to advise it in connection with its determination of the compensation paid to the named executive officers in 2006. For 2007, the compensation committee has engaged Hay Group, Inc. as an independent compensation consultant to advise the compensation committee on management compensation matters generally, and to advise specifically on matters relating to the compensation of our Chief Executive Officer and our other named executive officers. The compensation consultant has not previously provided services to our company or to any member of our management and will receive no compensation from us other than that related to the services it provides to the compensation committee. Taking into account information provided by the compensation consultants, the compensation committee recently determined to increase the short-term incentive elements of the named executive officers' compensation packages for 2007.

        Our named executive officers (other than our Chief Executive Officer) are also executive officers of DHC, a company whose shares we distributed to our stockholders in July 2005. We no longer have an equity interest in DHC, which is a separate publicly-traded company. Pursuant to a services agreement with DHC, we are paid by DHC an allocated portion of the salary and benefits of those executive officers based on an estimate, determined at the beginning of each year, of the percentage of their time that we anticipate they will spend on DHC matters during that year. During 2006, the allocation of time spent on DHC matters was as follows: Mr. Malone: 15%; Mr. Bennett: 75%; Mr. Tanabe: 20%; Mr. Flowers: 5%; Mr. Rosenthaler: 7.5%; and Mr. Shean: 20%. In making its compensation decisions, the compensation committee does not take into account the services provided to DHC by any of the named executive officers.

Role of Chief Executive Officer in Compensation Decisions

        Although the compensation package of each named executive officer is within the discretion of and determined by the compensation committee, recommendations are obtained from the Chief Executive Officer as to both the cash and stock-based portions of each named executive officer's compensation package (other than that of the Chief Executive Officer). The Chief Executive Officer's recommendations are based on his evaluation of the performance and contributions of the other named executive officers, given their respective areas of responsibility. When making recommendations, the Chief Executive Officer considers various qualitative factors such as:

  •
  the named executive officer's experience and overall effectiveness;

  •
  the responsibilities assumed by the named executive officer, including as a result of any promotion;

  •
  the named executive officer's demonstrated leadership and management ability;

  •
  the named executive officer's compensation relative to other executives at our company with similar, greater or lesser responsibilities;

  •
  the named executive officer's years of service with our company; and

  •
  the performance of the group for which the named executive officer is primarily responsible.

Setting Executive Compensation

        In making its compensation decision for each named executive officer, the compensation committee considers the following:

  •
  each element of the named executive officer's historical compensation, including salary, bonus, equity compensation and perquisites and other personal benefits;

  •
  the financial performance of our company compared to internal forecasts and budgets;

  •
  the scope of the named executive officer's responsibilities;

  •
  the performance of the group reporting to the named executive officer;

  •
  as to each named executive officer (other than the Chief Executive Officer), the performance evaluations and compensation recommendations given by the Chief Executive Officer; and

  •
  compensation provided to similarly situated executives at companies that we believe are within our peer group.

        Our peer group consists of publicly-traded media, telecommunications and entertainment companies. The group includes companies that we may compete with for executive talent and stockholder investment. The peer group also includes companies in the above industries that are headquartered in Colorado and companies in those industries that are similar to our company in size and complexity of operations. Companies included in the peer group are:

Cablevision Systems Corporation	Liberty Global, Inc.
CBS Corporation	News Corporation
Charter Communications, Inc.	Qwest Communications International Inc.
Comcast Corporation	Time Warner Inc.
The DirectTV Group, Inc.	Viacom Inc.
EchoStar Communications Corporation	The Walt Disney Company
IAC/InterActiveCorp

        When making compensation decisions, the compensation committee evaluates the compensation awarded by the peer group companies and makes adjustments to improve comparability. The compensation committee does not attempt to quantify the adjustments but instead makes qualitative judgments based on factors such as:

  •
  the size, scope and complexity of the businesses of the companies in the peer group;

  •
  the cost of living and other factors related to the geographic location of the companies in the peer group; and

  •
  the compensation philosophy of the particular company, including any policies relating to compensation of founders or others with substantial personal wealth.

        We note that comparisons based on the roles performed by the named executive officers of companies in the peer group and roles performed by our named executive officers may be difficult to draw. That difficulty is attributable, at least in part, to the fact that none of our named executive officers has the title of chief operating officer or chief financial officer, two positions commonly held by named executive officers of other companies.

        The compensation committee considered the above factors when negotiating the compensation of Gregory B. Maffei, currently our Chief Executive Officer, prior to Mr. Maffei joining our company in November 2005. The compensation committee also considered the need to offer Mr. Maffei a sufficiently attractive compensation package to induce him to leave his position with his prior company and relocate his principal residence to the Denver area.

Elements of 2006 Executive Compensation

        For 2006, the principal components of compensation for the named executive officers were:

  •
  base salary;

  •
  in the case of the named executive officers (other than the Chief Executive Officer), a discretionary bonus, and, in the case of the Chief Executive Officer, performance-based and discretionary bonuses;

  •
  equity incentive compensation; and

  •
  perquisites and other personal benefits.

        Base Salary.    The compensation committee reviews the base salaries of the named executive officers on an annual basis, as well as at the time of a promotion or other change in responsibilities. Historically, after establishing a named executive officer's base salary, the compensation committee has limited increases to cost-of-living adjustments and adjustments based on an evaluation of a named executive officer's job performance, any changes in the scope of the named executive officer's responsibilities, and the named executive officer's salary level compared to other named executive officers and similarly situated executives at the peer group companies. The performance evaluation of a named executive officer by the Chief Executive Officer is also a significant factor in any salary change. Although it may choose to deviate in individual circumstances, the compensation committee has in the past attempted to achieve a balance between overall cash compensation and equity incentive compensation of one-third cash compensation to two-thirds equity incentive compensation. The compensation committee believes that, in this way, the interests of our executives are more closely aligned with that of our stockholders.

        2006 Bonuses.    In the past, the compensation committee has not awarded cash bonuses. At the end of 2006, the compensation committee elected to award a discretionary cash bonus of $625,000 to each of our Chairman of the Board and our Chief Executive Officer and also awarded discretionary cash bonuses to the other named executive officers (other than Mr. Bennett who was not an executive officer of our company at the time). The compensation committee elected to award these bonuses based on the perceived contribution of the named executive officers to our performance in 2006.

        In connection with the appointment of Mr. Maffei as CEO-elect in November 2005, the compensation committee approved a compensation package that included a performance bonus for 2006, based on goals to be determined by our board of directors, not to exceed $1 million. The board later set the bonus at $1 million and authorized the payment of the bonus upon the attainment of either of the following two criteria:

  •
  in the event that our consolidated operating cash flow (defined as revenue less cost of sales, operating expenses and selling, general and administrative expenses (excluding stock compensation)) for the period of three quarters ending December 31, 2006, equaled or exceeded 105% of the operating cash flow for the period of three quarters ended December 31, 2005; or

  •
  in the event that the average of the closing sale prices of Old Liberty's Series A common stock (as later adjusted in connection with the Restructuring) for any period of ten consecutive trading days from June 1, 2006 to December 31, 2006 equaled or exceeded 105% of the average of the closing sale prices for the month of March 2006.

Both of these criteria were satisfied.

        The compensation committee had negotiated the general framework of the performance bonus with Mr. Maffei in connection with the commencement of his employment with our company in November 2005. The committee determined that the performance bonus was an important inducement to Mr. Maffei agreeing to accept the position as our President and Chief Executive Officer and to move together with his family from Seattle, Washington to our headquarters in Denver. The compensation committee determined that the payment of the performance bonus should be based on the financial measures described above to link the payment of the bonus to the financial success of our company and our stockholders' investment returns on our stock.

        Pursuant to the terms of the employment agreement with our former Chief Executive Officer, Robert R. Bennett, Mr. Bennett was awarded a bonus of $750,000 in 2006. See "Summary Compensation Table—Executive Compensation Arrangements—Bennett Employment Agreement and Deferred Compensation Agreements."

        Equity Incentive Compensation.    Consistent with our compensation philosophy, the compensation committee seeks to align the interests of the named executive officers with those of our stockholders by awarding stock-based incentive compensation. This ensures that our executives have a continuing stake in our long-term success. Historically, the compensation committee has used as a starting point for making awards a target of one-third cash compensation and two-thirds stock-based compensation. We do not have stock ownership guidelines, and our equity incentive plans have generally been the principal means by which our executive officers acquire stock in our company.

        The Liberty Media Corporation 2000 Incentive Plan (As Amended and Restated Effective February 22, 2007) provides for the grant of a variety of incentive awards, including stock options, restricted shares, stock appreciation rights and performance awards. The incentive plan committee (a subcommittee of the compensation committee) has historically granted stock options and awards of restricted stock in preference to other awards because of its belief that options and restricted shares better promote retention of key employees through the continuing, long-term nature of an equity investment. In this regard, awards under the plan generally vest over a three to five year period. Because the maximum number of shares of our common stock with respect to which awards may be granted under this plan has almost been depleted, the Liberty Media Corporation 2007 Incentive Plan, which is substantially similar to this plan, is being submitted for stockholder approval at the annual meeting. See "Proposals of Our Board—Proposal 1—The Incentive Plan Proposal." Stockholder approval of this proposal will enable us to continue to grant incentive awards to eligible recipients.

        Stock options are awarded with an exercise price equal to fair market value on the date of grant, generally measured by reference to the closing sale price on that date. Generally, grants are made by the incentive plan committee to our employees once a year. The incentive plan committee may approve grants to employees of subsidiary companies on a more frequent basis based on the business practices and needs of the subsidiary. Although there is no formal policy in this regard, the incentive plan committee's practice is not to award equity or equity-linked awards at a time when our board of directors is in possession of undisclosed, material information that can reasonably be expected to cause increased trading in our stock.

        In 2006, the named executive officers were awarded stock options and restricted stock in the amounts indicated in the table captioned "Grants of Plan Based Awards" below.

        Perquisites and Other Personal Benefits.    We have chosen to weight most of the Chief Executive Officer's and other named executive officers' compensation packages towards cash compensation and equity incentive compensation. Therefore, we have elected not to offer perquisites on a general basis and believe that we offer fewer perquisites to our executives than others in our peer group of companies. The perquisites and other personal benefits available to our executives (that are not otherwise available to all of our salaried employees) consist of:

  •
  reimbursement of relocation expenses at a level above that given to non-executive, salaried employees;

  •
  limited personal use of corporate aircraft;

  •
  personal use of our New York City apartment and occasional use of a company car for personal purposes; and

  •
  in the case of John C. Malone, our Chairman of the Board, an annual allowance for personal expenses.

        We provide other perquisites and personal benefits to our Chairman, our Chief Executive Officer and our former Chief Executive Officer as described below in the separate descriptions of the employment arrangements we have with those executives. See "Summary Compensation Table—Executive Compensation Arrangements."

        On occasion, and with the approval of our Chairman or Chief Executive Officer, executives may have family members and other guests accompany them on our corporate aircraft when traveling on business. Under the terms of our employment arrangements with our Chairman, our current Chief Executive Officer and our former Chief Executive Officer, those individuals and their guests may use our corporate aircraft for non-business purposes subject to specified limitations. On one occasion during 2006, another named executive officer flew on our corporate aircraft for non-business reasons, with the requisite permission, accompanying other executives who were on a business trip. For SEC disclosure purposes, we value personal use based on incremental cost to us. In 2006, we valued this incremental cost using a method that takes into account:

  •
  landing and parking expenses;

  •
  crew travel expenses;

  •
  supplies and catering;

  •
  aircraft fuel and oil expenses per hour of flight;

  •
  any customs, foreign permit and similar fees; and

  •
  passenger ground transportation.

        Because the aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase or lease costs of aircraft and costs of maintenance and upkeep.

        For purposes of determining an executive's taxable income, personal use of our aircraft is valued using a method based on the Standard Industry Fare Level (SIFL) rates, as published by the IRS. The amount determined using the SIFL rates is typically lower than the amount determined using the incremental cost method. Under the American Jobs Creation Act of 2004, the amount we may deduct for a purely entertainment-related flight is limited to the amount included in the taxable income of the executives who took the flight. Also, the deductibility of any non-business use will be limited by

Section 162(m) to the extent that the named executive officer's compensation exceeds $1 million. See "—Deductibility of Executive Compensation."

Compensation Changes for 2007

        Based on the compensation committee's review of information about compensation practices at peer group and other companies and taking into account certain other information provided by the compensation consultants, the compensation committee recently adopted some changes applicable to the 2007 compensation packages for our named executive officers (other than Mr. Bennett).

        Base Salary.    The compensation committee determined that the 2007 base salaries of the named executive officers (other than Messrs. Malone, Maffei and Bennett) would be increased to provide them with a more competitive level of cash compensation, in comparison to their counterparts at peer companies and in acknowledgement of their increasing level of responsibilities, which are, in part, attributable to our increased focus on operating businesses and our continuing efforts to monetize our non-strategic assets. As a result, the base salary of each of our named executive officers who is a Senior Vice President has been increased by $50,000, and the base salary of our Executive Vice President (who was promoted to this position from Senior Vice President in January 2007) has been increased by $135,000.

        Performance-Based Bonus Program.    Consistent with the compensation committee's philosophy of aligning the interests of our named executive officers with those of our stockholders, the compensation committee has adopted an annual performance-based bonus program for our Chief Executive Officer and the other named executive officers (other than Messrs. Malone and Bennett) for the year ending December 31, 2007, which has been structured to comply with Section 162(m) of the Code. Pursuant to the terms of this bonus program, the aggregate earnings before interest, income taxes, depreciation and amortization (EBITDA) for fiscal 2007 of four wholly owned subsidiaries of our company (QVC, Inc., Provide Commerce, Inc., BuySeasons, Inc. and Starz Entertainment, LLC) must exceed a minimum level before any participant will be entitled to receive a bonus. If that minimum level of aggregate 2007 EBITDA is exceeded, a portion of the excess will be used to determine the bonus pool from which bonuses under this program may be paid. Each participant has been assigned a maximum bonus amount, expressed as a multiple of his 2007 base salary: 800%, 200% and 150% of 2007 base salary for our Chief Executive Officer, our Executive Vice President and each of our Senior Vice Presidents, respectively. If the bonus pool is insufficient to pay the aggregate maximum bonus amounts, each participant's maximum bonus amount will be reduced pro rata based upon his respective maximum bonus amount. If the minimum level of aggregate 2007 EBITDA is achieved, each participant will be entitled to receive 75% of his maximum bonus amount (as prorated, if applicable), subject to the right of the compensation committee to reduce the amount payable based upon its assessment of that participant's individual performance. Payment of all or any portion of the remaining 25% of each participant's maximum bonus amount (as prorated, if applicable) is subject to the achievement of the minimum level of aggregate 2007 EBITDA described above as well as the achievement of certain prescribed 2007 EBITDA growth targets for the four wholly owned subsidiaries. For all purposes under this bonus program, 2007 EBITDA of each subsidiary may be adjusted in certain events, such as to take into account the effects of an acquisition or disposition.

        Fifty percent of each bonus amount actually payable under this bonus program will be paid to the applicable participant in the form of a cash award, with the remaining 50% paid in the form of a restricted stock award. The dollar amount of the restricted stock award will be divided equally between LCAPA and LINTA, and the number of shares of each series awarded will be determined based on the closing market price of the shares of that series on the date of the award. The restricted shares will vest quarterly over three years.

        Perquisites and Other Personal Benefits.    As a supplement to the cash- and stock-based elements of our Chief Executive Officer's compensation package, the compensation committee has determined to provide Mr. Maffei with $250,000 per year of personal usage of our corporate aircraft, which amount will be calculated based upon the incremental cost of such usage to our company.

        For the past 3 years, our Chairman of the Board's annual allowance for personal expenses has been kept static at $500,000. In recognition of Mr. Malone's ongoing contributions to our company, the compensation committee has determined to increase Mr. Malone's annual allowance for personal expenses to $1,000,000.

        Deferred Compensation.    To help accommodate the tax and estate planning objectives of the named executive officers, as well other executives with the title of Senior Vice President and above, our board of directors recently adopted the Liberty Media Corporation 2006 Deferred Compensation Plan. Under that plan, participants may elect to defer up to 50% of their annual base salary and bonus, beginning with salary and bonus for 2007. Compensation deferred under the plan that otherwise would have been received in 2007 will earn interest income at the rate of 9% per annum, compounded quarterly, for the period of the deferral. Previously, we only offered our Chairman of the Board and our former Chief Executive Officer the opportunity to defer a portion of their compensation under non-qualified deferred compensation plans. See "Summary Compensation Table—Executive Compensation Arrangements—Malone Employment Agreement" and "Summary Compensation Table—Executive Compensation Arrangements—Bennett Employment Agreement and Deferred Compensation Agreements."

Employment Arrangements with Certain Named Executive Officers

        The only named executive officers with whom we have employment agreements are our Chairman, John C. Malone, and our former Chief Executive Officer, Robert R. Bennett. Mr. Malone's employment agreement was first entered into in the 1980s, when he was the Chief Executive Officer of our former parent TCI. We assumed that agreement in connection with the merger of AT&T and TCI in 1999. Mr. Bennett's employment agreement was entered into in December 2005, when he ceased to be an executive officer of our company. The compensation committee approved the terms of Mr. Bennett's employment agreement in recognition of Mr. Bennett's many contributions and years of service to our company and in order to retain his services going forward. For a more detailed description of the employment agreements of Messrs. Malone and Bennett, see "Summary Compensation Table—Executive Compensation Arrangements—Malone Employment Agreement" and "Summary Compensation Table—Executive Compensation Arrangements—Bennett Employment Agreement and Deferred Compensation Agreements."

        The only named executive officer with whom we have an employment arrangement is our current Chief Executive Officer, Gregory B. Maffei. Although Mr. Maffei does not have an employment agreement with us, various terms of his employment were established under an arrangement approved by our board of directors when he joined our company as CEO-Elect in November 2005. For a more detailed description of this employment arrangement, see "Summary Compensation Table—Executive Compensation Arrangements—Maffei Employment Arrangement." In addition, we will be entering into a letter agreement with Mr. Maffei with respect to his personal usage of our corporate aircraft, as described under "—Compensation Changes for 2007—Perquisites and Other Personal Benefits" above.

Deductibility of Executive Compensation

        In developing the compensation packages for the named executive officers, the compensation committee considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. That provision prohibits the deduction of compensation of more than $1 million paid to certain executives, subject to certain exceptions. One exception is for performance-based compensation, including stock options granted under our incentive plan. The compensation committee has not adopted a policy requiring all compensation to be deductible under Section 162(m), in order to maintain flexibility in making compensation decisions. Certain portions of the compensation paid to our Chief Executive Officer and our Chairman of the Board may not be deductible due to the application of Section 162(m).

Policy on Restatements

        In those instances where we grant cash or equity-based incentive compensation, we include in the related agreement with the executive a right, in favor of the company, to require the executive to repay or return to us any cash, stock or other compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if (1) a material restatement of any financial statement of the company is required and (2) in the reasonable judgment of the incentive plan committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. The cash, stock or other compensation that the company may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.

Summary Compensation Table

Name and Principal Position (as of 12/31/06)	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation(3)		Total
John C. Malone Chairman of the Board (former principal executive officer)	2006	$2,600	$625,000	—	$2,904,084	—		$192,186	(4)	$666,724	(5)	$4,390,594
Gregory B. Maffei President and Chief Executive Officer	2006	$1,000,000	$625,000	—	$3,279,277	$1,000,000	(6)	—		$524,559	(7)	$6,428,836
Robert R. Bennett Director (former President)	2006	$625,000	$750,000	—	—	—		$114,552	(8)	$179,548	(9)	$1,669,100
Charles Y. Tanabe Executive Vice President, Secretary and General Counsel	2006	$715,000	$200,000	$87,200	$766,433	—		—		$23,050	(10)	$1,791,683
David J.A. Flowers Senior Vice President and Treasurer (principal financial officer)	2006	$575,000	$93,000	—	$726,219	—		—		$22,906	(11)	$1,417,125
Albert E. Rosenthaler Senior Vice President	2006	$575,000	$106,000	—	$974,355	—		—		$22,906	(11)	$1,678,261
Christopher W. Shean Senior Vice President and Controller (principal accounting officer)	2006	$575,000	$125,000	$87,200	$675,515	—		—		$22,906	(11)	$1,485,621

(1)
In 2006, our executive officers' annual salaries were based on 26 bi-weekly pay periods per year.

(2)
The dollar amounts recognized for financial statement reporting purposes have been calculated in accordance with FAS 123R. For a description of the assumptions applied in these calculations, see Note 13 to our consolidated financial statements for the year ended December 31, 2006 (which are included in our Annual Report on Form 10-K as filed with the SEC on March 1, 2007).

(3)
The Liberty 401(k) Savings Plan provides employees with an opportunity to save for retirement. The Liberty 401(k) Savings Plan participants may contribute up to 10% of their compensation, and our company contributes a matching contribution of 100% of the participants' contributions. Participant contributions to the Liberty 401(k) Savings Plan are fully vested upon contribution.

Generally, participants acquire a vested right in our contributions as follows:

Years of Service	Vesting Percentage
Less than 1	0%
1-2	33%
2-3	66%
3 or more	100%

With respect to our contributions made to the Liberty 401(k) Savings Plan in 2006, all of our named executive officers (other than Mr. Maffei) are fully vested.

(4)
Reflects above-market earnings credited during 2006 to Mr. Malone's deferred compensation accounts pursuant to Mr. Malone's employment agreement. See "—Executive Compensation Arrangements—Malone Employment Agreement" for more information.

(5)
The table includes the following: (1) $60,000 of reimbursements for personal estate and tax planning advice, (2) $48,246 of reimbursements for personal legal services, (3) $187,596 of compensation related to Mr. Malone's personal use of our corporate aircraft (calculated based upon the aggregate incremental cost of such usage to our company) and (4) $319,278 of tax payments made on behalf of Mr. Malone. In addition to the foregoing items, during 2006, Mr. Malone, from time to time, made personal use of our corporate cars and car service accounts, New York City apartment, shipping and messenger services and storage services. He was also reimbursed for certain personal security expenses. The foregoing reimbursements and other perquisites were all provided to Mr. Malone under the terms of his employment agreement. See "—Executive Compensation Arrangements—Malone Employment Agreement" below.

The table also includes (i) $22,000 of matching contributions made by us during 2006 to the Liberty 401(k) Savings Plan on behalf of Mr. Malone (see note (3) above), and (ii) $17 of life insurance premiums paid on behalf of Mr. Malone during 2006.

(6)
Reflects the amount of a performance-based bonus paid to Mr. Maffei. See "—Executive Compensation Arrangements—Maffei Employment Arrangement" below.

(7)
The table includes the following: (1) $409,475 of compensation related to Mr. Maffei's personal use of our corporate aircraft, which includes $318,021 of costs for commuting from his residence in Seattle prior to his relocation to Denver (calculated based upon the aggregate incremental cost of such usage to our company), and (2) $91,534 of reimbursements for relocation expenses. The foregoing reimbursements and other perquisites were all provided to Mr. Maffei under the terms of his employment arrangements. See "—Executive Compensation Arrangements—Maffei Employment Arrangement" below. In addition to the foregoing items, during 2006, Mr. Maffei, from time to time, made personal use of our New York City apartment.

The table also includes (i) $22,000 of matching contributions made by us during 2006 to the Liberty 401(k) Savings Plan on behalf of Mr. Maffei (see note (3) above) and (ii) $1,050 of life insurance premiums paid on behalf of Mr. Maffei during 2006.

(8)
Reflects above-market earnings credited during 2006 to Mr. Bennett's deferred compensation accounts pursuant to Mr. Bennett's 2004 and 2005 deferred compensation agreements. See "—Executive Compensation Arrangements—Bennett Employment Agreement and Deferred Compensation Agreements" below.

(9)
The table includes $142,260 of compensation related to Mr. Bennett's personal use of our corporate aircraft (calculated based upon the aggregate incremental cost of such usage to our company). In addition, during 2006, Mr. Bennett, from time to time, made personal use of our New York City apartment. The foregoing perquisites were provided to Mr. Bennett under the terms of his employment agreement. See "—Executive Compensation Arrangements—Bennett Employment Agreement and Deferred Compensation Agreements" below.

The table also includes (i) $22,000 of matching contributions made by us during 2006 to the Liberty 401(k) Savings Plan on behalf of Mr. Bennett (see note (3) above), (ii) $788 of life insurance premiums paid on behalf of Mr. Bennett during 2006 and (iii) $12,500 of contributions to Mr. Bennett's deferred compensation account. See "—Executive Compensation Arrangements—Bennett Employment Agreement and Deferred Compensation Agreements" below.

(10)
Reflects (i) $22,000 of matching contributions made by us during 2006 to the Liberty 401(k) Savings Plan on behalf of Mr. Tanabe (see note (3) above) and (ii) $1,050 of life insurance premiums paid on behalf of Mr. Tanabe during 2006.

(11)
Reflects (i) $22,000 of matching contributions made by us during 2006 to the Liberty 401(k) Savings Plan on behalf of the applicable named executive officer (see note (3) above) and (ii) $906 of life insurance premiums paid on behalf of the applicable named executive officer.

Executive Compensation Arrangements

  Malone Employment Agreement

        In connection with the merger of TCI and AT&T Corp. in 1999, an employment agreement between John C. Malone and TCI was assigned to our company. The term of Mr. Malone's employment agreement is extended daily so that the remainder of the employment term is five years. The employment agreement was amended in June 1999 to provide for, among other things, an annual salary of $2,600, subject to increase with board approval. The employment agreement was amended in 2003 to provide for payment or reimbursement of professional fees and other expenses incurred by Mr. Malone for estate, tax planning and other services, and for personal use of corporate aircraft and flight crew. The aggregate amount of such payments or reimbursements and the value of his personal use of corporate aircraft was limited to $500,000 per year. Although the "Summary Compensation Table" above reflects the aggregate incremental cost of Mr. Malone's personal use of our corporate aircraft, the value of his aircraft use for purposes of his employment agreement is determined in accordance with SIFL and aggregated $39,552 for the year ended December 31, 2006. As discussed under "Compensation Discussion and Analysis—Compensation Changes for 2007—Perquisites and Other Personal Benefits" above, the compensation committee recently determined to increase the aggregate amount of Mr. Malone's annual allowance for such personal expenses and benefits to $1,000,000 per year, effective January 1, 2007. Mr. Malone's employment agreement will be amended accordingly.

        Mr. Malone's employment agreement also provides for a deferred compensation arrangement and the payment of severance in certain circumstances. Under his employment agreement, Mr. Malone is permitted to defer a portion (not in excess of 40%) of the monthly compensation payable to him for all employment years commencing on or after January 1, 1993. The aggregate deferred amount, plus interest accrued thereon at the rate of 8% per annum compounded annually from the applicable date of deferral to the date of termination, will be payable in 240 consecutive monthly installments commencing on the termination of Mr. Malone's employment. Each installment payment will include a payment of interest on the amount of such installment computed at the rate of 8% per annum compounded annually from Mr. Malone's termination date to the date of such installment payment (collectively, the Malone 1993 Deferred Compensation Arrangement). Also, under his employment agreement, upon the termination of his employment at our election for any reason (other than death or "cause") or upon the termination of his employment at his election because of a "change in control" of our company, Mr. Malone will be entitled to receive, in a lump sum, his salary for a period of 5 full years following termination (calculated on the basis of $2,600 per annum, the Malone Lump Sum Severance Payment). In addition, upon any termination of Mr. Malone's employment, he or his beneficiaries will be entitled to receive 240 consecutive monthly payments of $15,000 (increased at the rate of 12% per annum compounded annually from January 1, 1998 to the date payment commences), the first of which will be payable on the first day of the month succeeding the termination of Mr. Malone's employment (the Malone Installment Severance Payment).

        Mr. Malone deferred a portion of his monthly compensation under his previous employment agreement, which was entered into as of January 1982, for all employment years ending on or prior to December 31, 1992. We assumed the obligation to pay that deferred compensation in connection with the merger of AT&T and TCI. The aggregate deferred amount, plus interest accrued thereon at the rate of 13% per annum compounded annually from the applicable date of deferral to the date of termination, will be payable in 240 consecutive monthly installments commencing on the termination of Mr. Malone's employment. Each installment payment will include a payment of interest on the amount of such installment computed at the rate of 13% per annum compounded annually from Mr. Malone's termination date to the date of such installment payment (collectively, the Malone 1982 Deferred Compensation Arrangement). (The 13% interest rate was established in 1983 pursuant to the previous agreement.)

  Maffei Employment Arrangement

        In connection with the acceptance by Gregory B. Maffei of employment with our company as CEO-Elect in November 2005, our board of directors approved an employment arrangement for Mr. Maffei. Pursuant to the arrangement, Mr. Maffei is entitled to receive a base salary of $1,000,000 per annum, plus a performance bonus based on the achievement of goals to be determined by our board of directors, not to exceed $1,000,000 per annum. We agreed to reimburse Mr. Maffei for his commuting costs from Seattle to Denver through 2006. We also agreed to reimburse Mr. Maffei for expenses incurred in relocating his principal residence to the Denver area. Also, Mr. Maffei was granted options to acquire 5,500,000 shares of Old Liberty Series A common stock at an exercise price of $7.95, which was the closing price of Old Liberty Series A common stock on the grant date. These options were converted in the Restructuring into options to acquire 275,000 shares of LCAPA at an exercise price of $74.47 per share and 1,375,000 shares of LINTA at an exercise price of $16.91 per share. In the event of Mr. Maffei's involuntary termination without cause, Mr. Maffei will be entitled to continue receiving his base salary for a period of eighteen months after the date of such termination, together with any portion of his performance bonus determined by our board of directors to have been earned prior to his termination. Unvested stock incentive awards held by Mr. Maffei will vest to the extent that they would have vested in that eighteen month period had Mr. Maffei continued to be employed during that period.

        As discussed under "Compensation Discussion and Analysis—Compensation Changes for 2007—Perquisites and Other Personal Benefits" above, the compensation committee recently determined to provide Mr. Maffei with $250,000 per year of personal usage of our corporate aircraft, which amount will be calculated based upon the incremental cost of such usage to our company. We will be entering into a letter agreement with Mr. Maffei with respect to this new benefit.

  Bennett Employment Agreement and Deferred Compensation Agreements

        We entered into an employment agreement with Robert R. Bennett, our former President and Chief Executive Officer. Pursuant to this agreement, through March 31, 2006, Mr. Bennett was entitled to continue receiving his base salary of $1,000,000 per annum. He was also entitled to receive a performance bonus in the amount of $750,000 payable following March 31, 2006. Mr. Bennett will remain employed by us and will be entitled to receive a base salary at the rate of $500,000 per annum through March 31, 2008. Also through March 31, 2008, he will be entitled to office support services and to use of our New York City apartment. From April 1, 2008 through August 31, 2014, Mr. Bennett will continue to be employed by us and will be entitled to receive a base salary at the rate of $3,000 per annum and an additional amount of cash compensation based on the hours of service he provides to us at an hourly rate to be agreed by us and Mr. Bennett. Mr. Bennett is also entitled to continue his participation in our savings and welfare benefit plans and programs through August 31, 2014, subject to the terms and conditions of those plans. Until August 1, 2006, Mr. Bennett was entitled to up to 60 hours of personal use of our corporate aircraft, valued at SIFL for the purpose of determining his taxable income.

        In connection with Mr. Bennett's employment, we entered into three separate deferred compensation arrangements with him. In 2004, the compensation committee awarded Mr. Bennett an annual bonus of $1,000,000 to be credited to a deferred compensation account and determined to credit the account with an 8% per annum investment return, compounded quarterly. Also in 2004, the compensation committee determined to credit quarterly compensation payments in the amount of $12,500 to a deferred compensation account through the first quarter of 2006 and determined to credit the account with an 8% per annum investment return, compounded quarterly. In 2005, the compensation committee awarded Mr. Bennett a bonus of $1,000,000 to be credited to a deferred compensation account and determined to credit the account with an 8% per annum investment return, compounded quarterly. The amount in these accounts, including the investment return accrued thereon through March 31, 2008, will be payable to Mr. Bennett within ten business days following March 31, 2008. The obligations owed to Mr. Bennett under these deferred compensation arrangements are unsecured obligations of the company.

        Mr. Bennett's employment agreement also provides for the payment of severance upon termination of employment following his death or disability. If either such event occurred prior to March 31, 2008, Mr. Bennett or his beneficiaries would be entitled to receive, in a lump sum, his salary through March 31, 2008 (calculated on the basis of $500,000 per annum). If either such event occurred following March 31, 2008 and prior to August 31, 2014, Mr. Bennett or his beneficiaries would be entitled to receive, in a lump sum, his salary through August 31, 2014 (calculated on the basis of $3,000 per annum). Under Mr. Bennett's employment agreement, we do not have the right to terminate Mr. Bennett other than for death, disability or "cause."

Grants of Plan-Based Awards

        The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2006 to the named executive officers.

Name	Grant date	All other stock awards: Number of shares of stock or units		All other option awards: Number of securities underlying options		Exercise or base price of option awards	Grant date fair value of stock and option awards
John C. Malone
LCAPA	December 15, 2006	12,672	(1)	—		—	$1,219,046
LINTA	December 15, 2006	29,078	(1)	—		—	$656,000
Gregory B. Maffei
LCAPA	March 2, 2006	—		15,625	(2)	$77.75	$312,788
LINTA	March 2, 2006	—		78,125	(2)	$17.65	$400,864
LCAPA	December 15, 2006	12,672	(1)	—		—	$1,219,046
LINTA	December 15, 2006	29,078	(1)	—		—	$656,000
Charles Y. Tanabe
LCAPA	February 28, 2006	—		10,208	(2)	$77.19	$204,348
LINTA	February 28, 2006	—		51,042	(2)	$17.52	$261,899
LCAPA	December 15, 2006	4,055	(1)	—		—	$390,091
LINTA	December 15, 2006	9,309	(1)	—		—	$210,011
David J.A. Flowers
LCAPA	February 28, 2006	—		9,042	(2)	$77.19	$181,007
LINTA	February 28, 2006	—		45,208	(2)	$17.52	$231,965
LCAPA	December 15, 2006	1,871	(1)	—		—	$179,990
LINTA	December 15, 2006	4,300	(1)	—		—	$97,008
Albert E. Rosenthaler
LCAPA	February 28, 2006	—		9,042	(2)	$77.19	$181,007
LINTA	February 28, 2006	—		45,208	(2)	$17.52	$231,965
LCAPA	December 15, 2006	2,152	(1)	—		—	$207,022
LINTA	December 15, 2006	4,965	(1)	—		—	$112,010
Christopher W. Shean
LCAPA	February 28, 2006	—		10,208	(2)	$77.19	$204,348
LINTA	February 28, 2006	—		51,042	(2)	$17.52	$261,899
LCAPA	December 15, 2006	2,536	(1)	—		—	$243,963
LINTA	December 15, 2006	5,807	(1)	—		—	$131,006

(1)
Vests quarterly over 3 years from grant date.

(2)
Vests quarterly over 4 years from grant date.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options and unvested shares of our common stock which were outstanding as of December 31, 2006 and held by the named executive officers, including those awards granted during 2006 and reflected in the "Grants of Plan-Based Awards" table above.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested
John C. Malone
Option Awards
LCAPA	3,333	6,667	(1)	$84.31	6/14/15	—		—
LCAPB	574,270	—		$102.38	2/28/11	—		—
LCAPB	30,000	60,000	(1)	$85.49	6/14/15	—		—
LINTA	16,666	33,334	(1)	$19.14	6/14/15	—		—
LINTB	2,871,351	—		$23.64	2/28/11	—		—
LINTB	150,000	300,000	(1)	$19.74	6/14/15	—		—
Stock Awards
LCAPA	—	—		—	—	12,672	(2)	$1,241,603
LINTA	—	—		—	—	29,078	(2)	$627,212
Gregory B. Maffei
Option Awards
LCAPA	68,750	206,250	(3)	$74.47	11/8/12	—		—
LCAPA	2,929	12,696	(4)	$77.75	3/2/13	—		—
LINTA	343,750	1,031,250	(3)	$16.91	11/8/12	—		—
LINTA	14,648	63,477	(4)	$17.65	3/2/13	—		—
Stock Awards
LCAPA	—	—		—	—	12,672	(2)	$1,241,603
LINTA	—	—		—	—	29,078	(2)	$627,212
Robert R. Bennett
Option Awards
LCAPA	1,282	—		$181.73	7/11/07	—		—
LCAPA	50,000	—		$74.75	7/31/13	—		—
LCAPA	50,000	—		$68.10	8/6/14	—		—
LCAPB	833,993	—		$102.38	2/28/11	—		—
LINTA	6,410	—		$41.25	7/11/07	—		—
LINTA	250,000	—		$16.97	7/31/13	—		—
LINTA	250,000	—		$15.46	8/6/14	—		—
LINTB	4,169,963	—		$23.64	2/28/11	—		—

Charles Y. Tanabe
Option Awards
LCAPA	98,458	—		$100.89	2/28/11	—		—
LCAPA	7,500	5,000	(5)	$74.75	7/31/13	—		—
LCAPA	4,500	6,750	(6)	$68.10	8/6/14	—		—
LCAPA	4,375	9,325	(7)	$81.68	8/2/12	—		—
LCAPA	1,914	8,294	(8)	$77.19	2/28/13	—		—
LINTA	492,288	—		$22.90	2/28/11	—		—
LINTA	37,500	25,000	(5)	$16.97	7/31/13	—		—
LINTA	22,500	33,750	(6)	$15.46	8/6/14	—		—
LINTA	21,875	48,125	(7)	$18.54	8/2/12	—		—
LINTA	9,570	41,472	(8)	$17.52	2/28/13	—		—
Stock Awards
LCAPA	—	—		—	—	4,055	(2)	$397,309
LCAPA	—	—		—	—	1,875	(9)	$183,713
LINTA	—	—		—	—	9,309	(2)	$200,795
LINTA	—	—		—	—	9,375	(9)	$202,219
David J.A. Flowers
Option Awards
LCAPA	73,843	—		$100.89	2/28/11	—		—
LCAPA	6,000	4,000	(5)	$74.75	7/31/13	—		—
LCAPA	5,000	7,500	(6)	$68.10	8/6/14	—		—
LCAPA	4,687	10,313	(7)	$81.68	8/2/12	—		—
LCAPA	1,695	7,347	(8)	$77.19	2/28/13	—		—
LINTA	369,216	—		$22.90	2/28/11	—		—
LINTA	30,000	20,000	(5)	$16.97	7/31/13	—		—
LINTA	25,000	37,500	(6)	$15.46	8/6/14	—		—
LINTA	23,437	51,563	(7)	$18.54	8/2/12	—		—
LINTA	8,476	36,732	(8)	$17.52	2/28/13	—		—
Stock Awards
LCAPA	—	—		—	—	1,871	(2)	$183,321
LINTA	—	—		—	—	4,300	(2)	$92,751

Albert E. Rosenthaler
Option Awards
LCAPA	19,230	6,410	(10)	$84.77	4/1/12	—		—
LCAPA	7,500	5,000	(5)	$74.75	7/31/13	—		—
LCAPA	5,000	7,500	(6)	$68.10	8/6/14	—		—
LCAPA	4,687	10,313	(7)	$81.68	8/2/12	—		—
LCAPA	1,695	7,347	(8)	$77.19	2/28/13	—		—
LINTA	96,150	32,050	(10)	$19.25	4/1/12	—		—
LINTA	37,500	25,000	(5)	$16.97	7/31/13	—		—
LINTA	25,000	37,500	(6)	$15.46	8/6/14	—		—
LINTA	23,437	51,563	(7)	$18.54	8/2/12	—		—
LINTA	8,476	36,732	(8)	$17.52	2/28/13	—		—
Stock Awards
LCAPA	—	—		—	—	2,152	(2)	$210,853
LINTA	—	—		—	—	4,965	(2)	$107,095
Christopher W. Shean
Option Awards
LCAPA	14,102	—		$100.89	9/21/10	—		—
LCAPA	2,820	—		$100.89	2/28/11	—		—
LCAPA	7,500	5,000	(5)	$74.75	7/31/13	—		—
LCAPA	5,000	7,500	(6)	$68.10	8/6/14	—		—
LCAPA	4,062	8,938	(7)	$81.68	8/2/12	—		—
LCAPA	1,914	8,294	(8)	$77.19	2/28/13	—		—
LINTA	70,510	—		$22.90	9/21/10	—		—
LINTA	14,102	—		$22.90	2/28/11	—		—
LINTA	37,500	25,000	(5)	$16.97	7/31/13	—		—
LINTA	25,000	37,500	(6)	$15.46	8/6/14	—		—
LINTA	20,312	44,688	(7)	$18.54	8/2/12	—		—
LINTA	9,570	41,472	(8)	$17.52	2/28/13	—		—
Stock Awards
LCAPA	—	—		—	—	2,536	(2)	$248,477
LCAPA	—	—		—	—	1,875	(9)	$183,713
LINTA	—	—		—	—	5,807	(2)	$125,257
LINTA	—	—		—	—	9,375	(9)	$202,219

(1)
Vests as to 50% on June 14 of each of 2007 and 2008.

(2)
Vests quarterly over 3 years from December 15, 2006 grant date.

(3)
Vests quarterly (based on original amount of grant) over 4 years from November 8, 2005 grant date.

(4)
Vests quarterly (based on original amount of grant) over 4 years from March 2, 2006 grant date.

(5)
Vests as to 50% on July 31 of each of 2007 and 2008.

(6)
Vests as to 33 1/3% on August 6 of each of 2007, 2008 and 2009.

(7)
Vests quarterly (based on original amount of grant) over 4 years from August 2, 2005 grant date.

(8)
Vests quarterly (based on original amount of grant) over 4 years from February 28, 2006 grant date.

(9)
Vests quarterly (based on original amount of grant) over 5 years from August 2, 2005 grant date.

(10)
Vests on April 1, 2007.

Option Exercises and Stock Vested

        The following table sets forth information regarding the vesting of restricted stock held by two of our named executive officers, in each case, during the year ended December 31, 2006.

	Option awards		Stock awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
Charles Y. Tanabe
Old Liberty Series A	—	—	5,000	$41,650
LCAPA	—	—	250	$21,284
LINTA	—	—	1,250	$24,041
Christopher W. Shean
Old Liberty Series A	—	—	5,000	$41,650
LCAPA	—	—	250	$21,284
LINTA	—	—	1,250	$24,041

Nonqualified Deferred Compensation Plans

        The following table sets forth information regarding the nonqualified deferred compensation plans in which two of our named executive officers participated during the year ended December 31, 2006.

Name	Executive contributions in 2006	Registrant contributions in 2006		Aggregate earnings in 2006		Aggregate withdrawals/ distributions	Aggregate balance at December 31, 2006
John C. Malone(1)	$—	—		$1,952,744	(2)	—	$17,702,061	(3)
Robert R. Bennett(4)	$—	$12,500	(5)	$188,203	(6)	—	$2,474,553	(7)

(1)
Mr. Malone's deferred compensation arrangements are described under "Summary Compensation Table—Executive Compensation Arrangements—Malone Employment Agreement."

(2)
Of this amount, $192,186 is reported in the "Summary Compensation Table" as above-market earnings that were credited to Mr. Malone's deferred compensation accounts during 2006.

(3)
In Old Liberty's proxy statement/prospectus for its 2006 annual meeting of stockholders, Old Liberty reported $1,734,298, $1,540,523 and $1,368,615 of above-market earnings that were credited as interest to Mr. Malone's deferred compensation accounts during 2005, 2004 and 2003, respectively.

(4)
Mr. Bennett's deferred compensation arrangements are described under "Summary Compensation Table—Executive Compensation Arrangements—Bennett Employment Agreement and Deferred Compensation Agreements."

(5)
This amount is reported as other compensation for 2006 in the "Summary Compensation Table."

(6)
Of this amount, $114,552 is reported in the "Summary Compensation Table" as above-market earnings that were credited to Mr. Bennett's deferred compensation accounts during 2006.

(7)
In Old Liberty's proxy statement/prospectus for its 2006 annual meeting of stockholders, Old Liberty reported $50,000 of registrant contributions to Mr. Bennett's deferred compensation accounts in each of 2005 and 2004 and $131,929 and $41,920 of above-market earnings that were credited as interest to Mr. Bennett's deferred compensation accounts during 2005 and 2004, respectively.

Potential Payments Upon Termination or Change-in-Control

  Malone Employment Agreement

        Under Mr. Malone's employment agreement with our company (which is described in greater detail under "Summary Compensation Table—Executive Compensation Arrangements—Malone Employment Agreement"), he is entitled to certain payments upon termination of his employment.

        Malone Lump Sum Severance Payment.    Under Mr. Malone's employment agreement, if his employment had been terminated, as of December 31, 2006, (i) at our election (other than for death or cause) or (ii) at Mr. Malone's election following a "change of control," he would have been entitled to a lump sum payment of $13,000 payable upon termination, which is equal to five years' of his current annual salary of $2,600.

        Malone Installment Severance Payment.    Under Mr. Malone's employment agreement, if his employment had been terminated, as of December 31, 2006, for any reason, he (or, in the event of his death, his beneficiaries) would have been entitled to 240 consecutive monthly payments of $115,350 commencing January 1, 2007 (which payments would aggregate $27,684,000 over the period). Other than in the case of a termination by reason of death, these 240 monthly payments are conditioned on Mr. Malone's compliance with (1) the confidentiality covenants contained in his employment agreement and (2) unless his termination resulted from a change of control, the non-competition, non-solicitation and non-interference covenants contained in his employment agreement.

        Malone 1993 Deferred Compensation Arrangement.    Under this deferred compensation arrangement, had Mr. Malone's employment been terminated for any reason (other than death), as of December 31, 2006, he would have been entitled to 240 consecutive monthly payments of $8,520, plus interest, commencing January 1, 2007. We estimate the aggregate amount of these payments to equal $5,018,454 over the period. The foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his employment agreement. If Mr. Malone's employment had been terminated, as of December 31, 2006, as a result of his death, his beneficiaries would have instead been entitled to a lump sum payment of the remaining installment payments, and the compliance conditions described above would be inapplicable.

        Malone 1982 Deferred Compensation Arrangement.    Under this deferred compensation arrangement, had Mr. Malone's employment been terminated for any reason (other than death), as of December 31, 2006, he would have been entitled to 240 consecutive monthly payments of $65,239, plus interest, commencing January 1, 2007. We estimate the aggregate amount of the payments to equal $73,931,598 over the period. The foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his previous employment agreement. If Mr. Malone's employment had been terminated, as of December 31, 2006, as a result of his death, his beneficiaries would have instead been entitled to a lump sum payment of the remaining installment payments, and the compliance conditions described above would be inapplicable.

  Maffei Employment Arrangement

        Under Mr. Maffei's employment arrangement with our company (which is described in greater detail under "Summary Compensation Table—Executive Compensation Arrangements—Maffei Employment Arrangement"), he is entitled to certain payments and rights upon termination of his employment. If Mr. Maffei's employment had been terminated at our election for any reason (other than "cause"), as of December 31, 2006, he would have been entitled to receive $1,500,000 (which consists of 18 months of his base salary). In addition, (i) options relating to 108,984 LCAPA shares and 544,922 LINTA shares and (ii) restricted stock awards relating to 6,336 LCAPA shares and 14,539 LINTA shares would have vested as of that date, which would have caused us to recognize $5,901,042 of compensation expense for financial statement reporting purposes (as calculated in accordance with FAS 123R). In calculating this compensation expense, we applied the same assumptions described in note (2) to the "Summary Compensation Table" above.

  Bennett Employment Agreement

        Under Mr. Bennett's employment agreement with our company (which is described in greater detail under "Summary Compensation Table—Executive Compensation Arrangements—Bennett Employment Agreement and Deferred Compensation Agreements"), he is entitled to a severance payment in the event of a termination resulting from his death or disability. If Mr. Bennett had been terminated for death or disability as of December 31, 2006, he or his beneficiaries would have been entitled to receive a lump sum payment of $625,000 under his employment agreement (which consists of his base salary for January 1, 2007 through March 31, 2008). Of this amount, we would have been entitled to reimbursement from DHC of $468,750 pursuant to the services agreement we entered into with DHC at the time of its spin-off from our company. Under that agreement, DHC has agreed to reimburse us for a portion of any severance payments we are required to make to any executive who during the prior year spent more than 50% of his time on DHC matters. Mr. Bennett spent 75% of his time on DHC matters in 2006.

  Other

        Our other named executive officers are not entitled to severance payments upon termination of their employment or in connection with a change of control, other than:

  •
  in connection with a change of control (as defined under Section 409A of the Code) under the Liberty Media Corporation 2006 Deferred Compensation Plan, in which event the compensation committee may, in its discretion, terminate the plan and distribute all amounts accrued thereunder to the participants; and

  •
  pursuant to the terms of our equity incentive plans and other benefit plans and policies which apply equally to all participants thereunder.

Compensation of Directors

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash(2)		Stock Awards	Option Awards(3)(4)		Total
Donne F. Fisher	$85,000	(5)	—	$75,337	(6)	$160,337
Paul A. Gould	$85,000	(7)(8)	—	$75,337	(9)	$160,337
David E. Rapley	$70,000	(10)	—	$75,337	(11)	$145,337
M. LaVoy Robison	$70,000	(12)(13)	—	$75,337	(14)	$145,337
Larry E. Romrell	$60,000	(15)(16)	—	$75,337	(17)	$135,337

(1)
John C. Malone, Gregory B. Maffei and Robert R. Bennett, each of whom is a director of our company and a named executive officer, received no compensation for serving as directors of our company during 2006.

(2)
Each of our directors who is not an employee of our company is paid an annual fee of $50,000 (which we refer to as director fees). The chairman of the audit committee of our board and each other member of that committee is paid an additional annual fee of $20,000 and $10,000, respectively. With respect to our executive committee, compensation committee, Section 16 exemption committee and nominating and corporate governance committee, each member thereof who is not an employee of our company receives an additional annual fee of $5,000 for his participation on each such committee, except that any committee member who is also the chairman of that committee instead receives an additional annual fee of $10,000 for his participation on that committee. Director fees are payable quarterly in arrears in cash or, at the election of the director, in shares of our common stock. Fees for participation on committees are payable quarterly in arrears in cash only.

(3)
The dollar amounts recognized for financial statement purposes have been calculated in accordance with FAS 123R. For a description of the assumptions applied in these calculations, see Note 13 to our consolidated financial statements for the year ended December 31, 2006 (which are included in our Annual Report on Form 10-K as filed with the SEC on March 1, 2007).

(4)
Pursuant to the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective May 9, 2006), on May 5, 2006, Old Liberty's board granted each of the nonemployee directors options (adjusted as described below, the director options) to purchase 30,000 shares of Old Liberty Series A common stock at an exercise price equal to $8.70, which was the closing price of Old Liberty Series A common stock on the grant date. The director options received by each director had a grant date fair value of $82,068. The director options will become exercisable on May 5, 2007, or on such earlier date that the grantee ceases to be a director because of death or disability, and will terminate without becoming exercisable if the grantee resigns or is removed from the board before May 5, 2007. The director options will, upon becoming exercisable, be exercisable until May 5, 2016, or, if earlier, until the first business day following the first anniversary of the date the grantee ceases to be a director (or, if the grantee dies within that period, until the first business day following the expiration of the one-year period beginning on the date of the grantee's death). The grant of the director options represented a change from Old Liberty's previously announced director compensation policy of granting 11,000 stock appreciation rights annually to its nonemployee directors.

Effective May 9, 2006, in connection with the Restructuring, each director's director options were converted into (a) options to purchase 1,500 shares of LCAPA, at an adjusted exercise price of $81.50, and (b) options to purchase 7,500 shares of LINTA, at an adjusted exercise price of $18.50 per share. The original exercise price of the director options was allocated between the LCAPA options and the LINTA options based upon the ratio of the volume weighted average price of the applicable series of our common stock to the volume weighted average prices of both series of our common stock over the first 20 trading days of regular way trading after the completion of the Restructuring.

(5)
In addition to the director fees, Mr. Fisher received compensation for service as the chairman of our audit committee, a member of our compensation committee, a member of our Section 16 exemption committee and a member of our nominating and corporate governance committee. See note (2) above.

(6)
In addition to the director options, as of December 31, 2006, Mr. Fisher held an aggregate 9,900 outstanding option awards, consisting of 1,650 SARs with respect to LCAPA and 8,250 SARs with respect to LINTA, all of which were granted prior to 2006.

(7)
In addition to the director fees, Mr. Gould received compensation for service as a member of our audit committee, a member of our executive committee, the chairman of our compensation committee, a member of our Section 16 exemption committee and a member of our nominating and corporate governance committee. See note (2) above.

(8)
During the first quarter of 2006, Mr. Gould elected to receive shares of stock in lieu of cash in payment of his director fees. See note (2) above.

(9)
In addition to the director options, as of December 31, 2006, Mr. Gould held an aggregate 12,526 outstanding option awards, consisting of (a) 1,650 SARs with respect to LCAPA and 8,250 SARs with respect to LINTA, all of which were granted prior to 2006, and (b) options to purchase 438 shares of LCAPA and options to purchase 2,188 shares of LINTA, all of which were granted prior to 2006.

(10)
In addition to the director fees, Mr. Rapley received compensation for service as a member of our audit committee, a member of our compensation committee and a member of our nominating and corporate governance committee. See note (2) above.

(11)
In addition to the director options, as of December 31, 2006, Mr. Rapley held an aggregate 9,900 outstanding option awards, consisting of 1,650 SARs with respect to LCAPA and 8,250 SARs with respect to LINTA, all of which were granted prior to 2006.

(12)
In addition to the director fees, Mr. Robison received compensation for service as a member of our audit committee, a member of our compensation committee and a member of our nominating and corporate governance committee. See note (2) above.

(13)
During the first quarter of 2006, Mr. Robison elected to receive shares of stock in lieu of cash in payment of his director fees. See note (2) above.

(14)
In addition to the director options, as of December 31, 2006, Mr. Robison held an aggregate 9,900 outstanding option awards, consisting of 1,650 SARs with respect to LCAPA and 8,250 SARs with respect to LINTA, all of which were granted prior to 2006.

(15)
In addition to the director fees, Mr. Romrell received compensation for service as a member of our compensation committee and a member of our nominating and corporate governance committee. See note (2) above.

(16)
During the first quarter of 2006, Mr. Romrell elected to receive shares of stock in lieu of cash in payment of his director fees. See note (2) above.

(17)
In addition to the director options, as of December 31, 2006, Mr. Romrell held an aggregate 9,900 outstanding option awards, consisting of 1,650 SARs with respect to LCAPA and 8,250 SARs with respect to LINTA, all of which were granted prior to 2006.

Equity Compensation Plan Information

        The following table provides certain information regarding our equity compensation plans, as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding reflected securities in column (a))
Equity compensation plans approved by security holders:
Liberty Media Corporation 2000 Incentive Plan (As Amended and Restated Effective February 22, 2007):			1,565,000	(1)
LCAPA	2,301,507	$93.33
LCAPB	1,498,263	$101.37
LINTA	21,421,316	$19.72
LINTB	7,491,314	$23.41
Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective May 9, 2006):			1,389,000	(1)
LCAPA	16,390	$80.17
LCAPB	—	—
LINTA	81,951	$18.20
LINTB	—	—
Equity compensation plans not approved by security holders—None(2)

Total:
LCAPA	2,317,897

LCAPB	1,498,263

LINTA	21,503,267

LINTB	7,491,314

			2,954,000	(1)

(1)
Each plan permits grants of, or with respect to, shares of our any series of our common stock, subject to a single aggregate limit.

(2)
The new Liberty Media Corporation 2007 Incentive Plan is being submitted for stockholder approval at the annual meeting. For information regarding this plan, see "Proposals of Our Board—Proposal 1—The Incentive Plan Proposal" above.

STOCKHOLDER PROPOSALS

        This proxy statement relates to our annual meeting of stockholders for the calendar year 2007 which will take place on May 1, 2007. We currently expect that our annual meeting of stockholders for the calendar year 2008 will be held during the second quarter of 2008. In order to be eligible for inclusion in the proxy materials for the 2008 annual meeting, any stockholder proposal must have been submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 1, 2007 unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2008 annual meeting, any stockholder proposal must have been received at our executive offices at the foregoing address on or before the close of business on January 31, 2008 or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

        We and Old Liberty, our predecessor issuer, file annual, quarterly and special reports, proxy materials and other information with the SEC. You may read and copy any document that we or Old Liberty file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings, and those of Old Liberty, at the regional offices of the SEC or over the Internet at the SEC's website at www.sec.gov. Additional information can also be found on our website at www.libertymedia.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (877) 772-1518, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

* * *

        This proxy statement is being provided at the direction of the board of directors.

Charles Y. Tanabe
Executive Vice President,
Secretary and General Counsel

Englewood, Colorado
April 2, 2007

Annex I

LIBERTY MEDIA CORPORATION
2007 INCENTIVE PLAN

ARTICLE I
Purpose of Plan; Effective Date

        1.1   Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby (i) eligible employees of the Company and its Subsidiaries and (ii) independent contractors providing services to the Company and its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company's businesses, encouraging them to remain in the employ of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in (i) attracting Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company and its Subsidiaries.

        1.2   Effective Date. The Plan shall be effective as of February 22, 2007 (the "Effective Date"); provided, however, that the Plan is subject to the receipt of the approval of the stockholders of the Company, and any grants of Awards made prior to the date on which such requisite approval is obtained shall be subject to and contingent upon the receipt of such approval.

ARTICLE II
Definitions

        2.1   Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

          "Affiliate" of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

          "Agreement" means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, stock units agreement, cash award agreement or an agreement evidencing more than one type of Award, specified in Section 11.5, as any such Agreement may be supplemented or amended from time to time.

          "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

          "Award" means a grant of Options, SARs, Restricted Shares, Stock Units, Performance Awards, Cash Awards and/or cash amounts under the Plan.

          "Board" means the Board of Directors of the Company.

          "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          "Cash Award" means an Award made pursuant to Section 10.1 of the Plan to a Holder that is paid solely on account of the attainment of one or more Performance Objectives that have been preestablished by the Committee.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

          "Committee" means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan.

          "Common Stock" means each or any (as the context may require) series of the Company's common stock.

          "Company" means Liberty Media Corporation, a Delaware corporation (which was originally incorporated under the name Liberty Media Holding Corporation).

          "Control Purchase" means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company) shall purchase any Common Stock of the Company (or securities convertible into Common Stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, "Exempt Person" means each of (a) the Chairman of the Board, the President and each of the directors of the Company as of the Effective Date, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term "family member"means the spouse, siblings and lineal descendants of such Person.

          "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          "Dividend Equivalents" means, with respect to Restricted Shares to be issued at the end of the Restriction Period, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.

          "Domestic Relations Order" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

          "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

          "Fair Market Value" of a share of any series of Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as reported on Nasdaq or, if such shares are not then listed or quoted on Nasdaq, then as quoted by the National Quotation Bureau Incorporated. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

          "Free Standing SAR" has the meaning ascribed thereto in Section 7.1.

          "Holder" means a Person who has received an Award under the Plan.

          "Nasdaq" means The Nasdaq Stock Market.

          "Nonqualified Stock Option" means a stock option granted under Article VI.

          "Option" means a Nonqualified Stock Option.

          "Performance Award" means an Award made pursuant to Article X of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

          "Performance Objective" means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

          "Person" means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

          "Plan" means this Liberty Media Corporation 2007 Incentive Plan.

          "Restricted Shares" means shares of any series of Common Stock or the right to receive shares of any specified series of Common Stock, as the case may be, awarded pursuant to Article VIII.

          "Restriction Period" means a period of time beginning on the date of each Award of Restricted Shares and ending on the Vesting Date with respect to such Award.

          "Retained Distribution" has the meaning ascribed thereto in Section 8.3.

          "SARs" means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.

          "Stock Unit Awards" has the meaning ascribed thereto in Section 9.1.

          "Subsidiary" of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

          "Tandem SARs" has the meaning ascribed thereto in Section 7.1.

          "Vesting Date," with respect to any Restricted Shares awarded hereunder, means the date on which such Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares pursuant to Article VIII. If more than one Vesting Date is designated for an Award of Restricted Shares, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III
Administration

        3.1   Committee. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Committee shall be comprised of not less than two Persons. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

        3.2   Powers. The Committee shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Stock Units under Article IX of the Plan, Cash Awards under Article X of the Plan and/or Performance Awards under Article X of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

        3.3   Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Committee shall be liable for any action or determination made or taken by him or the Committee in good faith with respect to the Plan.

ARTICLE IV
Shares Subject to the Plan

        4.1   Number of Shares. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 30 million shares. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan that shall be exercised for cash, and (iii) any Award of Restricted Shares or Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan. Except for Awards described in Section 11.1, no Person may be granted in any calendar year Awards covering more than 7.5 million shares of Common Stock (as such amount may be adjusted from time to time as provided in Section 4.2). No Person shall receive payment for Cash Awards during any calendar year aggregating in excess of $10,000,000.

        4.2   Adjustments. If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 11.1(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion and in such manner as the Committee deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all shares of any series of Common Stock are redeemed, then each outstanding Award shall be adjusted to substitute for the shares of such series of Common Stock subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of Common Stock and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

ARTICLE V
Eligibility

        5.1   General. The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such Persons who are employees (including officers and directors) of or independent contractors providing services to the Company or its Subsidiaries as the Committee shall select. Awards may be made to employees or independent contractors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

        5.2   Ineligibility. No member of the Committee, while serving as such, shall be eligible to receive an Award.

ARTICLE VI
Stock Options

        6.1   Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.

        6.2   Option Price. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.

        6.3   Term of Options. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement.

        6.4   Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

        6.5   Manner of Exercise.

          (a)   Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 11.9 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to applicable law), (iv) whole shares of any series of Common Stock, (v) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

          (b)   Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

          (c)   Issuance of Shares. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 11.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

        6.6   Nontransferability. Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

ARTICLE VII
SARs

        7.1   Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible Persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a "related Option") with respect to all or a portion of the shares of Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible employee (a "Free Standing SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

        7.2   Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Tandem SAR was so exercised.

        7.3   Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Free Standing SAR was granted on the date of exercise over the base price per share of such Free Standing SAR.

        7.4   Consideration. The consideration to be received upon the exercise of a SAR by the Holder shall be paid in cash, shares of the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR), a combination of cash and such shares of the applicable series of Common Stock or such other consideration, in each case, as provided in the Agreement. No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for cash on its expiration date.

        7.5   Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

        7.6   Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

        7.7   Nontransferability. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) SARs shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and (ii) except as otherwise required pursuant to a Domestic Relations Order, SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

ARTICLE VIII
Restricted Shares

        8.1   Grant. Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, shall determine whether shares of Common Stock covered by Awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid during the Restriction Period in the event shares of the applicable series of Common Stock are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted

Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

        8.2   Issuance of Restricted Shares at Beginning of the Restriction Period. If shares of the applicable series of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

        8.3   Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) other than such dividends and distributions as the Committee may designate, the Company or its designee will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

        8.4   Issuance of Stock at End of the Restriction Period. Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Shares, in each case until such shares shall have been transferred to the Holder at the end of the Restriction Period. If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Agreement.

        8.5   Cash Payments. In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

        8.6   Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, (ii) any Retained Distributions and any unpaid Dividend Equivalents with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Shares, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code.

ARTICLE IX
Stock Units

        9.1   Grant. In addition to granting Awards of Options, SARs and Restricted Shares, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible Persons Awards of Stock Units which may be in the form of shares of any specified series of Common Stock or units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, Awards of Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its discretion, which need not be identical for each Award. The determinations made by the Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.

        9.2   Rules. The Committee may, in its discretion, establish any or all of the following rules for application to an Award of Stock Units:

          (a)   Any shares of Common Stock which are part of an Award of Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award.

          (b)   Such Awards may provide for the payment of cash consideration by the Person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however,that the issuance of any shares of Common Stock in connection with an Award of Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

          (c)   Awards of Stock Units may provide for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of dividend equivalent amounts with respect to the number of shares of Common Stock covered by the Award, and elections by the employee to defer payment of the Award or the lifting of restrictions on the Award, if any, provided that any such deferrals shall comply with the requirements of Section 409A of the Code.

          (d)   In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Stock Unit Award was made subject at the time of grant.

ARTICLE X
Cash Awards and Performance Awards

        10.1 Cash Awards. In addition to granting Options, SARs, Restricted Shares and Stock Units, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible Persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 10.1 shall be specified in the applicable Agreement.

        10.2 Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares or Stock Units as a Performance Award. All Cash Awards shall be designated as Performance Awards.

        10.3 Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation and amortization (EBITDA); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

        10.4 Section 162(m) of the Code. Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

        10.5 Waiver of Performance Objectives. The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Agreement provides for such discretion.

ARTICLE XI
General Provisions

        11.1 Acceleration of Awards.

          (a)   Death or Disability. If a Holder's employment shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Stock Units, each such Award of Stock Units shall become vested in full.

          (b)   Approved Transactions; Board Change; Control Purchase. In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Stock Units, each such Award of Stock Units shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. The effect, if any, on a Cash Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

        11.2 Termination of Employment.

          (a)   General. If a Holder's employment shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Stock Units, then such Option or SAR shall thereafter become or be exercisable, such Stock Units to the extent vested shall thereafter be exercisable, and the Holder's rights to any unvested Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and related cash amounts and any such unvested Stock Units shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder's employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder's employment for cause will be treated in accordance with the provisions of Section 11.2(b). The effect on a Cash Award of the termination of a Holder's employment for any reason, other than for cause, shall be prescribed in the applicable Agreement.

          (b)   Termination for Cause. If a Holder's employment with the Company or a Subsidiary of the Company shall be terminated by the Company or such Subsidiary for "cause" during the Restriction Period with respect to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting or complete exercise of any Stock Unit or the payment in full of any Cash Award (for these purposes, "cause" shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for "cause" shall mean only a felony conviction for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unvested or unexercised Stock Units and all unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) such Holder's rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately.

          (c)   Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company.

        11.3 Right of Company to Terminate Employment. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary of the Company.

        11.4 Nonalienation of Benefits. Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.

        11.5 Written Agreement. Each Award of Options shall be evidenced by a stock option agreement; each Award of SARs shall be evidenced by a stock appreciation rights agreement; each Award of Restricted Shares shall be evidenced by a restricted shares agreement; each Award of Stock Units shall be evidenced by a stock units agreement; and each Performance Award shall be evidenced by a performance award agreement (including a cash award agreement evidencing a Cash Award), each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares, Stock Units or Performance Award (including a Cash Award) shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company or (ii) to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 11.7(b).

        11.6 Designation of Beneficiaries. Each Person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Person.

        11.7 Termination and Amendment.

          (a)   General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after June 30, 2012. The Plan may be terminated at any time prior to such date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

          (b)   Modification. No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 11.7(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 11.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

        11.8 Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Common Stock that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

        11.9 Withholding. The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Stock Units or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid in shares of the applicable series of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

        11.10   Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        11.11   Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.

        11.12   Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an "unfunded" plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no employee shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company and any Subsidiary of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable

Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        11.13   Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

        11.14   Accounts. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.9.

        11.15   Legends. Each certificate evidencing shares of Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

        11.16   Company's Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

        11.17   Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Code Section 409A and related regulations and United States Department of the Treasury pronouncements ("Section 409A"), that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Holder's rights to an Award.

Admission Ticket
C123456789
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 1, 2007.
Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.    ☒

Annual Meeting Proxy Card                                                             123456                         C0123456789                        12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------------------------------------------------------------------------------

A
Proposals—The Board of Directors recommends a vote FOR Proposals 1 and 3 and FOR all the nominees listed.

+

		For	Against	Abstain
1.	The Incentive Plan Proposal	☐	☐	☐
2.	The Election of Directors Proposal	For	Withhold
	01—Robert R. Bennett	☐	☐
	02—Paul A. Gould	☐	☐
	03—John C. Malone	☐	☐
		For	Against	Abstain
3.	The Auditors Ratification Proposal	☐	☐	☐
B
Non-Voting Items

Change of Address—Please print new address below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐
C
Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
	C 1234567890 J N T 1 U PX 0 1 2 7 8 4 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

Liberty Media Corporation
2007 Annual Meeting of Stockholders

May 1, 2007, 8:30 a.m. Local Time
Denver Marriott South at Park Meadows
10345 Park Meadows Drive, Littleton, CO 80124

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Liberty Media Corporation's Annual Meeting will be held at 8:30 am local time on May 1, 2007 at the Denver Marriott South at Park Meadows. If you plan to attend the Annual Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. This ticket, along with a form of personal identification, admits the named Stockholder(s) and one guest.

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you vote your shares as soon as possible using one of three convenient methods: over the phone, over the Internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------------------------------------------------------------------------------

Proxy—LIBERTY MEDIA CORPORATION

Series A Liberty Interactive Common Stock
Series B Liberty Interactive Common Stock
Series A Liberty Capital Common Stock
Series B Liberty Capital Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Christopher Shean and Charles Y. Tanabe and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock, Series A Liberty Capital Common Stock and Series B Liberty Capital Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held on May 1, 2007, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES AND IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE OTHER SIDE OF THE PROXY CARD. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.

PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO LIBERTY MEDIA CORPORATION, C/O COMPUTERSHARE, P.O. BOX 43101, PROVIDENCE, RI, 02940-0567. IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)